Exhibit 10.3

Pursuant to 17 CFR 240.24-b, confidential information has been omitted in places marked “[***]”

and has been filed separately with the Securities and Exchange Commission pursuant to a

Confidential Treatment Application filed with the Commission

SPECTRUM MANAGER LEASE AGREEMENT

This Spectrum Manager Lease Agreement (this “Lease Agreement”) is entered into as of this 17th day of September, 2009 by and between TerreStar 1.4 Holdings LLC, a Delaware limited liability company (“Lessor”), TerreStar Corporation, a Delaware corporation (“Parent”) and One Dot Four Corp., a Delaware corporation (“Lessee”) (each a “Party”, and collectively the “Parties”).

W I T N E S S E T H

WHEREAS, Lessor holds the licenses issued by the Federal Communications Commission (“FCC”) listed on Schedule I hereto (the “FCC Licenses”);

WHEREAS, Lessor desires to lease certain of its rights under its FCC Licenses in the geographic areas (the “Markets”) listed on Schedule II hereto (the “Leased Spectrum”) to Lessee pursuant to the terms hereof; and

WHEREAS, Lessor and Lessee desire to enter into this Lease Agreement in order to: (i) grant Lessee the right to use the Leased Spectrum for the Term (as defined hereafter); (ii) establish the terms under which Lessee shall design, build and operate a wireless radio system in the Markets utilizing the Leased Spectrum (the “System”); and (iii) memorialize the respective rights and responsibilities of Lessor and Lessee with respect to the Leased Spectrum consistent with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC (the “Communications Laws”) and the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1. Agreement to Lease.

(a) Spectrum Usage Rights. Subject to the terms and conditions set forth herein, Lessor hereby grants Lessee exclusive rights (i) to use the Leased Spectrum and (ii) to use and exploit all of Lessor’s rights with respect to the Patent Applications granted to Lessor pursuant to the Patent License Agreement or otherwise, throughout the Term (the “Spectrum Usage Rights”).

(b) Permitted Use/Regulatory Classification. Lessee may use the Leased Spectrum to offer any service (e.g., fixed or mobile) it determines, so long as such use or services are not currently or hereafter prohibited under the terms and conditions of the FCC Licenses (including regulatory status as determined under the Communications Laws (e.g., common carrier or non-common carrier) or the Communications Laws and consistent with this Lease Agreement.

(c) Scope of Spectrum Usage Rights. Subject to (i) the review, supervision, and ultimate control of Lessor over such matters to the extent required under the Communications Laws; (ii) any use restrictions applicable to the FCC Licenses; and (iii) the terms and conditions of this Lease Agreement and the Communications Laws, the Spectrum Usage Rights granted to Lessee include the right to:

(i) design, construct, operate, maintain, supplement, and amend the System and determine the services to be offered by Lessee over the Leased Spectrum;

(ii) identify, obtain and maintain, in its own name or in the name of any of its affiliates, full legal right to all real property necessary to deploy or operate the System;

(iii) obtain and maintain, in its own name or in the name of any of its affiliates, appropriate zoning approval for the System;

(iv) purchase, in its own name or in the name of any of its affiliates, or otherwise provide, install, operate and maintain all equipment necessary or appropriate for the construction, testing, or operation of the System;

(v) provide administrative, legal, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary or appropriate for the construction, testing, maintenance and operation of the System;

(vi) provide operational, engineering, maintenance, repair and such other technical services as may be necessary for the construction, testing, maintenance and operation of the System;

(vii) control access to and from any facilities used in the System, subject to Lessor’s right to inspect the facilities as provided in this Lease Agreement;

(viii) conduct and manage the affairs of the System, including the making of all ordinary business decisions in furtherance of the day-to-day operation of the System;

(ix) determine and carry out all policy decisions relating to the facilities of the System, subject to such reasonable oversight by Lessor as is reasonably necessary to ensure compliance with applicable technical and service rules under the Communications Laws;

(x) hire, supervise, and dismiss all personnel employed in the operation of the System (other than employees hired by Lessor for the purpose of carrying out Lessor’s duties with respect to the FCC Licenses and the Leased Spectrum);

(xi) undertake all financial obligations, including payment of expenses arising out of the operation of the System, and securing all financing for the construction and operation of the System;

(xii) receive all monies and profits from the operation of the System;

(xiii) obtain OCNs, ACNA, NXX codes and federal identification numbers, negotiate wireless interconnection agreements with incumbent local exchange carriers, and secure requisite approvals/certifications from any required governmental authority to the extent necessitated by the proposed operations;

(xiv) make determinations as to the scope, marketing, and other terms and conditions of services to be provided to Lessee’s customers on the System;

(xv) take all other actions that it deems necessary or desirable in the design, construction, testing, maintenance, marketing, and operation of the System or otherwise carry out any of the foregoing items; and

(xvi) hire agents, contractors or other third parties to perform any of the foregoing activities, subject to Lessee’s ultimate control, on Lessee’s behalf.

(d) Exclusivity. Throughout, and until the expiration or earlier termination of, the Term, Lessee shall have the exclusive right to use the Leased Spectrum and exercise the Spectrum Usage Rights granted herein. Lessee shall have the right to assign the Spectrum Usage Rights consistent with Section 14(e). Lessee shall not enter into any agreement to sublease or license any of the Leased Spectrum, except as provided in Section 14(e) hereof. Lessor shall not enter into any other agreement (including any agreement for the lease, partition, disaggregation, underlay use, time sharing or similar document) with any other person with respect to the Leased Spectrum; provided, however, that, subject to Section 11(h) hereof, nothing in this Section 1(d) is intended to restrict or prohibit Lessor’s rights to enter into any transaction that would result in a transfer of control of Lessor.

2. Obligations of Lessee.

(a) General obligations. Subject to the review, supervision and ultimate control of Lessor solely with respect to matters impacting the FCC Licenses and Lessor’s ability to meet its FCC obligations as set forth in Section 3, Lessee shall be obligated to:

(i) cooperate with and aid Lessor with whatever actions Lessor is required to take, if any, in order to obtain the approvals or consents of any governmental authority to this Lease Agreement;

(ii) operate the System on the Leased Spectrum consistent with the Communications Laws, the laws of the Federal Aviation Administration (the “FAA”) or any other governmental body, this Lease Agreement, and the terms and conditions of the FCC Licenses (including eligibility, basic and character qualifications requirements, foreign ownership, use restrictions, and regulations intended to prevent harmful interference to any other licensed spectrum user entitled to interference protection under the Communications Laws);

(iii) satisfy the eligibility, qualification and all other requirements imposed on spectrum lessees under spectrum manager leasing arrangements pursuant to 47 C.F.R. § 1.9020, including, but not limited to, the general eligibility rules set forth in 47 C.F.R. § 1.9020(d)(2);

(iv) comply with any and all applicable requirements of the FCC Licenses arising under the Communications Laws, including, but not limited to those relating to: radiofrequency (RF) safety rules for human exposure; the Communications Assistance for Law Enforcement Act (CALEA), 47 U.S.C. §§ 229, 1001 et seq., 47 C.F.R. Part 64, Subparts V and W; Equal Employment Opportunity (EEO), 47 C.F.R. §§ 1.815, 22.321; Telecommunications Relay Service (TRS), 47 U.S.C. § 225, 47 C.F.R. Part 64, Subpart F; North American Numbering Plan (NANP), 47 U.S.C. § 251(e), 47 C.F.R. Part 52; and universal service funds, 47 U.S.C. § 254, 47 C.F.R. §§ 54.706, 54.709;

(v) satisfy the FCC’s E-911 requirements set forth in 47 C.F.R. § 20.18 to the extent that they may be applicable to Lessee’s operation of the System; and

(vi) take whatever actions are reasonably necessary to resolve any interference-related matters arising from operation of any System it may construct and operate on the Leased Spectrum, including, but not limited to, any conflicts between Lessee and any other licensed spectrum user.

(b) Equipment.

(i) Lessee shall purchase, install and maintain at its own expense, all equipment, including but not limited to, towers, transmission lines, antennas, microwave facilities, transmitters and related equipment that is necessary for its operations utilizing the Leased Spectrum. Except as specifically set forth in this Lease Agreement, Lessor shall have no right to install, use, perform maintenance on, or operate any equipment used in the utilization of, or utilizing, the Leased Spectrum which rights shall remain at all times vested with Lessee.

(ii) Upon the termination of this Lease Agreement, Lessee shall promptly terminate the use of any transmitting equipment which is operating on the Leased Spectrum.

(c) FCC Compliance. Lessee acknowledges and agrees that Lessor shall be primarily responsible for ensuring that the FCC Licenses and the Leased Spectrum are utilized in compliance with the Communications Laws, including, but not limited to, responsibility for all interactions with the FCC related to the FCC Licenses and the Leased Spectrum, but that Lessee shall be independently responsible for compliance with the Communications Laws applicable to the Leased Spectrum or Lessee as a result of Lessee’s status as a service provider, and any other applicable laws. Lessee acknowledges that Lessee shall remain independently responsible to Lessor and the FCC for complying with the foregoing, and agrees that it shall not construct or operate any facility utilizing the Leased Spectrum in a manner inconsistent with, contrary to, or in violation of, these requirements. Lessee hereby represents and warrants that it is familiar with the Communications Laws and further covenants, warrants and agrees that it shall operate on and utilize the Leased Spectrum at all times in compliance in all material respects with the Communications Laws applicable to the Leased Spectrum.

(d) Notification of Violations or Material Changes; Cooperation. Lessee shall promptly notify Lessor of the occurrence of any material violation of the Communications Laws of which it becomes aware, and of the initiation of any litigation, investigation, proceeding or inquiry of which Lessee becomes aware with regard to Lessee or the Leased Spectrum by the FCC or any other governmental authority. In the event that the FCC or other governmental authority initiates an investigation or inquiry concerning Lessee in connection with this Lease Agreement or any of Lessee’s actions or operations hereunder, Lessee agrees to cooperate with Lessor, the FCC, or other governmental authority.

3. Obligations of Lessor.

(a) Oversight of Lessee’s Operations on the Leased Spectrum. Throughout the Term, Lessor shall be directly and primarily responsible for ensuring Lessee’s compliance with the Communications Laws. Lessor shall have the right to take all actions as are reasonably necessary to ensure that Lessee’s operation of the System complies with the Communications Laws, this Lease Agreement, and the terms and conditions of the FCC Licenses (including conformance with applicable license eligibility, basic qualifications, character qualifications and technical requirements, and use and foreign ownership restrictions). Lessee hereby acknowledges Lessor’s right to take such actions as are reasonably necessary to meet this obligation, and that Lessor may:

(i) periodically monitor and oversee Lessee’s use of the Spectrum Usage Rights to ensure Lessee operates the System in conformance with technical and use rules applicable to the FCC Licenses;

(ii) take all actions that are reasonably necessary to ensure that Lessee’s operation of the System complies with the Communications Laws, including regulations intended to prevent harmful interference to any other licensed spectrum users entitled to interference protection under the Communications Laws;

(iii) require that Lessee implement any modification or coordination that is reasonably necessary to resolve harmful interference or any interference-related matters arising from operation of the System, including any conflicts between Lessee and any other licensed spectrum user entitled to interference protection under the Communications Laws, which actions may include, but are not limited to, suspending or terminating the operations of the System until the interference-related matters can be remedied;

(iv) make reasonable determinations as to whether particular circumstances give rise to the requirement of filing an application or notification in accordance with Section 7(b) hereafter, and if so, with Lessee’s cooperation, make such filing or notification;

(v) take whatever actions are reasonably necessary to ensure that all facilities comprising the System comply with all applicable radiofrequency (RF) safety rules for human exposure promulgated by the FCC or any other governmental authority; and

(vi) interface with the FCC solely in a manner consistent with the rights granted to Lessee pursuant to the Lease Agreement on matters related to the FCC Licenses.

(b) Satisfaction of Construction Requirement. Construction undertaken by Lessee on the Leased Spectrum pursuant to this Lease Agreement shall be counted toward Lessor’s FCC construction requirements for the FCC Licenses.

(c) Maintenance of FCC Licenses. Lessor shall use commercially reasonable best efforts to maintain the FCC Licenses in full force and effect throughout the Term and use commercially reasonable best efforts to obtain the renewal of the FCC Licenses. Subject to compliance with the foregoing and without limiting the effect of Section 8(e) hereof, it is expressly acknowledged by each Party that the failure to obtain renewal of the FCC Licenses shall not be deemed a breach of this Lease Agreement by any Party and shall not give rise to any rights or claims by any Party against any other by reason of the termination of this Lease Agreement as result of such non-renewal, including, without limitation, if the basis for such lack of renewal is a determination by the FCC that its test for “substantial” service was not met. Lessor shall satisfy all of the requirements imposed on lessors under spectrum manager leasing arrangements by 47 C.F.R. § 1.9020 and, more generally, all duties and obligations of an FCC licensee under the Communications Laws.

(d) FCC Interactions. Throughout the Term, Lessor shall be the primary interface with the FCC on all matters directly relating to the FCC Licenses and the Spectrum Usage Rights granted under this Lease Agreement; provided, however, that nothing contained herein shall restrict Lessee from interfacing with the FCC on policy matters relating to Lessee’s use of the Leased Spectrum or on matters imposed under the Communications Laws on Lessee as a result of its provision of services to its customers on the System or on inquiries specifically directed to Lessee by the FCC. Lessor will give Lessee reasonable notice of and, upon reasonable advance request, Lessee may, and at the request of Lessor, Lessee shall attend any meetings with the FCC and provide any other information and assistance in connection with FCC requests or positions which involve or relate to the FCC Licenses, the Spectrum Usage Rights, or Lessee’s use of the Leased Spectrum.

(e) Notifications of Violations or Material Changes; Cooperation. Lessor shall promptly notify Lessee of the occurrence of any event or the initiation of any litigation, investigation, proceeding or inquiry by the FCC or any governmental authority which could reasonably be expected to have a material impact or result in a material change in its ownership of the FCC Licenses or Lessee’s operations under this Lease Agreement. In the event that the FCC or any other governmental authority initiates an investigation or inquiry concerning Lessor or Lessee in connection with this Lease Agreement or any of the performances rendered hereunder, Lessor agrees to cooperate with Lessee, the FCC, or other governmental authority.

(f) Spectrum Pairing Application. Within ten (10) days after receiving written request from Lessee therefor, which request shall have been delivered no later than six (6) months following the Effective Date, the Parties shall cooperate in filing with the FCC an application (the “Spectrum Pairing Application”) seeking all consents (the “Spectrum Pairing Consents”) required to be obtained from the FCC with respect to one or more of the following pairing scenarios, as Lessee may determine in its sole discretion (the “Spectrum Pairing”): (i) unpairing the 1.4 GHz frequencies in the Leased Spectrum; (ii) [***]; and/or (iii) pairing the 1.4 GHz frequencies with other spectrum, provided that the terms of the Spectrum Pairing provided for in the Spectrum Pairing Application shall be acceptable to and in a manner specified by Lessee in Lessee’s sole discretion and, provided, further that Lessor and Lessee shall take all such actions necessary or desirable to prosecute the Spectrum Pairing Application and obtain the Spectrum Pairing Consents and cooperate in providing all information requested by the FCC and taking all steps reasonably necessary or appropriate to expedite the preparation, filing, prosecution and granting of any such application. Without limiting the foregoing, the Parties hereto shall (i) use their reasonable best efforts to cause all requisite filings and notifications to the FCC and other governmental or regulatory bodies requested or necessary in connection with the Spectrum Pairing; (ii) furnish such information and assistance as may be reasonably necessary in connection with the preparation or prosecution of any such filings and notifications; (iii) keep the other Parties promptly apprised of any communications with, and inquiries or requests for information from, such governmental or regulatory bodies with respect to the Spectrum Pairing; (iv) keep the other Parties apprised of the status of all applications filed with the FCC and all other governmental or regulatory bodies responsible for communications matters; and (v) permit the other Parties to review any material communication given by it to, and consult with the other Parties in advance of any meeting or conference with, any such governmental or regulatory body. [***].

(g) Changes to Regulatory Classification; Waivers of License Conditions. Upon Lessee’s request, Lessor shall make such filings with the FCC and, if and when required, seek FCC consent to changes in the regulatory classification of the Licenses, and such waivers in the conditions for operation thereunder as Lessee may reasonably request. Lessor shall take all actions reasonably necessary to obtain the FCC’s approval of such changes and waivers.

(h) Conversion of Lease Agreement to De Facto Transfer Leasing Arrangement. Upon Lessee’s request at any time during the Term, the Parties shall expeditiously prepare and submit to the FCC such application as may be necessary to convert this Lease Agreement to a de facto transfer leasing arrangement in the form of such lease agreement that is set forth at Exhibit B hereto (“FCC De Facto Transfer Lease Agreement Application”). Each Party covenants and agrees that it shall fully cooperate with the other, and do all things reasonably necessary to submit the FCC De Facto Transfer Lease Agreement Application to the FCC in a timely manner and shall promptly file or provide the other Party with all other information that is required to be provided to the FCC in furtherance of the transactions contemplated thereby. Lessor shall take all actions reasonably necessary to obtain the FCC’s approval of such de facto lease.

4. Obligations of Parent

Parent agrees to cooperate with Lessee, the FCC, or other governmental authority, including, to the extent required, taking reasonable actions required to ensure Lessor’s compliance with its obligations hereunder, including as to matters of FCC and other legal and regulatory compliance. Such cooperation and actions shall include ensuring the proper execution and filing of all FCC notifications and applications contemplated hereunder or necessary in furtherance hereof. Parent shall in no event take or authorize the taking of any action in violation of Lessor’s obligations hereunder or that would jeopardize Lessor’s qualifications as an FCC licensee.

5. Control of FCC Licenses and Leased Spectrum.

Any other provision of this Lease Agreement to the contrary notwithstanding, during the Term hereof, Lessor shall remain in de jure and de facto control of the FCC Licenses and the Leased Spectrum under the Communications Laws. This Lease Agreement (i) does not and shall not vest in Lessee, or constitute, create or have the effect of constituting or creating, de facto or de jure control, direct or indirect, over Lessor or the FCC Licenses, which ownership or control remains exclusively and at all times in Lessor and (ii) does not and shall not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of the FCC Licenses or the transfer of control of Lessor within the meaning of Section 310(d) of the Communications Laws for spectrum leasing purposes. During the Term, Lessee shall not take any action inconsistent with or contrary to Lessor’s de jure and de facto control, as those terms are construed by the FCC, over the Leased Spectrum and the FCC Licenses. During the Term, Lessee shall not hold itself out to the public as the owner of the FCC Licenses. Lessee hereby acknowledges and accepts that the Spectrum Usage Rights created hereunder are subject, as and to the extent herein stated, to Lessor’s control of the FCC Licenses and the Leased Spectrum, and to FCC oversight and enforcement.

6. Coordination; Oversight.

(a) Coordination. In order to enable Lessor to assure that Lessee’s activities on the Leased Spectrum and the operation of the System complies with the Communications Laws, Lessee and Lessor, at Lessor’s reasonable request, shall meet periodically to discuss matters reasonably relating to Lessee’s construction and operation of the System. Upon Lessor’s reasonable request, Lessee shall provide Lessor with reasonable access to only such of Lessee’s books and records with respect to construction and operation of the System reasonably necessary to show (i) all technical and operational information related to the use of the Leased Spectrum by the System, and (ii) any and all other records necessary, convenient or incidental to construction, maintenance or operation of the System; provided, however that Lessee shall not be required to provide trade secrets or other competitive, proprietary, or non-public information if such information is not required for Lessor to meet its oversight responsibilities under the Communications Laws.

(b) Right of Access. Lessor shall have a right, upon at least twenty-four (24) hours advance notice, to inspect any facility comprising the System that utilize the Leased Spectrum during normal business hours. Lessee shall have the right to require that an escort selected by Lessee in Lessee’s sole discretion accompany Lessor to any on-site visit to Lessee’s facilities. The foregoing notwithstanding, Lessor shall have a right to access any facility that is part of the System upon the shortest advance notice possible in the event of an emergency relative to Lessor’s obligations as an FCC licensee, including but not limited to, any instance of objectionable interference to any other licensed frequency users entitled to interference protection under the Communications Laws.

7. Applications/Notifications.

(a) Lease Agreement Notification. Lessor shall prepare and file with the FCC within ten (10) business days of Lessee’s request that such filing be made and, in all events, on or before the date required for submission all forms and related exhibits, certifications and other documents necessary to satisfy the FCC’s requirements for “spectrum manager” lease notifications, as set forth in 47 C.F.R. § 1.9020(e) (“FCC Lease Agreement Notification”). Each Party covenants and agrees that it shall fully cooperate with the other, and do all things reasonably necessary to submit the FCC Lease Agreement Notification to the FCC in a timely manner and shall promptly file or provide the other Party with all other information that is required to be provided to the FCC in furtherance of the transactions contemplated hereby.

(b) New Sites or Modified Sites. To the extent that any construction of, or modification to, any part of the System by Lessee that reasonably might be deemed to require the prior filing with, notification to, or approval of the FCC, another governmental authority or a non-governmental third party (including any state historic preservation officer), then Lessee shall not undertake such construction or modification until the Parties have determined if any of the following are required: (i) frequency coordination; (ii) submission of an environmental assessment; (iii) international or Interdepartment Radio Advisory Committee (IRAC) coordination; (iv) radio quiet zone reporting; (v) notification to the FAA, or (vi) any waivers of the Communications Laws (each a “Facility Filing”). If a Facility Filing is necessary, Lessee shall promptly prepare and provide to Lessor all necessary application forms, exhibits, filing fees and other materials necessary for Lessor to make such submission in its own name. Lessor shall make such filings promptly, and in any event not more than five (5) business days following its receipt or such earlier day as required under applicable law; provided, however, that if Lessor reasonably believes that such filing is incomplete, then Lessor may instead return such filing to Lessee with a reasonable explanation of those matters that require further preparation. No construction or modification to the System shall occur unless and until any required Facility Filing is made and, if required, approved by the party with whom they are filed.

(c) Compliance Applications. Lessor shall be solely responsible for filing any on-going compliance reports required by the FCC or any other governmental authority as a result of its ownership of the FCC Licenses. Should Lessee believe that a compliance filing is required, Lessee shall notify Lessor, and Lessor shall thereafter take all actions required to timely file such report. Lessor shall reasonably consult with Lessee regarding the contents of any such submission reasonably in advance of any such filing and shall make no representation or admission regarding Lessee’s conduct that is not approved in writing by Lessee.

8. Term; Early Termination.

(a) Term. The rights and obligations created under this Lease Agreement shall become effective on the date which is twenty-one days following the filing of the initial FCC Lease Agreement Notification (the “Effective Date”), and shall continue in effect until April 23, 2017 (the “Initial Term”).

(b) Renewal. This Lease Agreement shall, subject to the terms and conditions hereof, be automatically renewed for two additional ten (10) year terms (“Renewal Terms,” and together with the Initial Term, the “Term”) unless Lessee gives Lessor written notice of non-renewal no later than ninety (90) days prior to the conclusion of the Initial Term or the first Renewal Term. At the conclusion of the second Renewal Term, this Lease Agreement shall terminate unless the Parties shall have otherwise agreed in writing. Lessor and Lessee shall timely notify the FCC of the extension of Lessee’s intent to operate during the Renewal Terms as soon as practicable.

(c) Termination by Reason of Default. At the option of Lessor or Lessee, in their sole discretion, this Lease Agreement may be terminated upon the material breach or default by Lessor or Lessee, as applicable, of its duties, covenants and obligations hereunder if such breach or default shall continue for a period of thirty (30) consecutive days after Lessor or Lessee, as applicable, takes receipt of written notice thereof from the non-defaulting Party.

(d) Failure to Obtain Renewal; Termination of the FCC Licenses. This Lease Agreement shall terminate automatically with respect to any one of the FCC Licenses upon the termination of such license, either by reason of the non-renewal at the end of its initial license term, by reason of the express actions of the FCC, or otherwise in accordance with its terms; provided, however, that the Term shall automatically be extended during the pendency of the FCC’s consideration of any application for the renewal of such license or while the effectiveness of the FCC’s decision to terminate a license has been stayed. If one or more, but not all, of the FCC Licenses are so terminated, Lessee shall have the option of terminating the remainder of this Lease Agreement upon thirty (30) days written notice to Lessor. If this Lease Agreement is not so terminated in its entirety, the monthly Lease Agreement Payments shall be reduced (from and after the date of the termination of one or more of the FCC Licenses) by a fraction equal to the proportion of the fair market value of the FCC Licenses lost to the total fair market value of all of the FCC Licenses, as shall be reasonably agreed by the Parties or, if they are not able expeditiously to agree, as may be referred for resolution by arbitration in accordance with Section 14(j) hereof.

(e) Failure to Construct. Lessor may terminate this Lease Agreement at any time after April 23, 2015 through the end of the Initial Term upon ninety (90) days notice to Lessee if (and if not remedied within said ninety (90) day notice period): (i) there has been no material construction of facilities to be used to offer service under the FCC Licenses taken as a whole and (ii) Lessor reasonably determines, after reasonable consultation with Lessee, that the FCC’s “ ‘substantial’ service” renewal standard for the FCC Licenses will not be satisfied by April 23, 2017. Lessor shall not be entitled to exercise such a general right of termination to the extent that Lessee may have proceeded with construction under some, but not all of the Licenses, but may do so as to individual FCC Licenses under which there has been no construction at the relevant time, if the standard for such termination set forth above is established as to such FCC Licenses. If Lessor exercises such partial termination rights, Lessee shall have the same right then to terminate this Lease Agreement in its entirety or to have the monthly lease fee for the remainder of the FCC Licenses as it would in the event of the termination of some, but not all, of the FCC Licenses, as provided in Section 8(d) above.

(f) Effect of Termination. Termination of this Lease Agreement for any reason shall not relieve any Party of any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any laws or omission prior to such termination or the survival of any right, duty or obligation of any Party which is expressly stated elsewhere in this Lease Agreement to survive termination hereof; provided that the sole and exclusive remedy of Lessor and liability of Lessee for failure of Lessee to make required Lease Agreement Payments hereunder shall be termination by Lessor pursuant to Section 8(c) above. For the avoidance of doubt, in the event of a termination by Lessor pursuant to Section 8(c), from and after the date of such termination, Lessor shall have no right or claim to any remaining Lease Agreement Payments that, were it not for such termination, would have otherwise been due from Lessee through the end of the Initial Term or a Renewal Term, as the case may be.

(g) Suspension. Lessee shall suspend its operations at the direction of either (i) the FCC or (ii) Lessor to the extent that such suspension as directed by Lessor is consistent with the FCC’s suspension policies.

9. Payments.

(a) Lease Agreement Payment. Beginning on the Effective Date and continuing on the first day of each month thereafter until the earlier of the date of termination of this Lease Agreement and the end of the Initial Term, Lessee shall pay or deliver to Lessor a lease payment (any payment pursuant to this Section 9(a), a “Lease Agreement Payment”) in the amount of one million dollars ($1,000,000) per month; provided that upon the earlier of (i) receipt of all Spectrum Pairing Consents, without material adverse conditions, or (ii) the date that is eight (8) months after the Effective Date in the event the Spectrum Pairing Consents, without material adverse conditions, have not been received as of such date, the Lease Agreement Payment for the remainder of the Initial Term shall be increased to two million dollars ($2,000,000) per month. Lease Agreement Payments for any partial month shall be prorated. During a Renewal Term, the monthly Lease Agreement Payment shall be the greater of (i) two million dollars ($2,000,000) and (ii) two million dollars ($2,000,000) multiplied by the Consumer Price Index for All Urban Consumers, as published by the United States Bureau of Labor Statistics (the “CPI-U”), most recently prior to the commencement of such Renewal Term divided by the CPI-U most recently published prior to the commencement of the Initial Term.

(b) Regulatory Fees. Lessee shall be responsible for paying to Lessor (or directly to the FCC if permitted) at least fifteen (15) days before they may be due, all required FCC regulatory fees accruing by reason of Lessee’s operation of the System on the Leased Spectrum, except for any such fees that may be assessed directly on Lessee by reason of its operation of a commercial mobile radio service system.

(c) Sales and Use Taxes. Lessee shall be responsible for billing, collecting, reporting, and remitting any and all sales or use taxes due and payable that are directly related to Lessee’s use of the Leased Spectrum and the services provided thereon.

10. Express Covenants and Agreements. Anything contained herein to the contrary notwithstanding, the Parties agree that the following requirements shall apply:

(a) Lessor, Lessee and, to the extent related to the FCC Licenses, Parent shall comply at all times with applicable rules set forth in the Communications Laws and any other applicable laws, rules and regulations. This Lease Agreement may be revoked, cancelled, or terminated by Lessor or Lessee if Lessor or Lessee, as applicable, fails to comply with the applicable requirements and such Party fails to cure such failure within thirty (30) consecutive days notice thereof from the Party exercising such right of termination;

(b) If any of the FCC Licenses are revoked, cancelled, terminated, or otherwise cease to be in effect, Lessee has no continuing authority or right to use the Leased Spectrum associated with such license unless otherwise authorized by the FCC;

(c) The Lease Agreement is not an assignment, sale, or transfer of the FCC Licenses;

(d) The Lease Agreement shall not be assigned to any entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; and

(e) Lessor shall not consent to an assignment of this Lease Agreement unless such assignment complies with applicable Communications Laws.

11. Representations, Warranties and Additional Covenants.

Each of the Parties hereto represents, warrants and covenants to the other, with respect to facts and issues relating to it, that:

(a) it has full power and authority to carry out all of the transactions contemplated hereby;

(b) it shall comply in all material respects with all material laws, including state, local and federal rules and regulations governing the business, ownership, management and operations of such Party under this Lease Agreement;

(c) all requisite resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Lease Agreement by it have been duly adopted and complied with.

(d) Lessor further represents and warrants to Lessee as follows:

(i) Lessor is the duly authorized exclusive holder of the FCC Licenses and that it meets the requisite eligibility and qualification requirements to hold the Licenses and lease them to Lessee. Lessor holds the FCC Licenses free and clear of all liens, and no other person has any right, title or interest (including, but not limited to, any right of first refusal or leasehold interest) in or to any of the FCC Licenses or the associated spectrum. The FCC Licenses have been granted to Lessor by Final Order and are in full force and effect.

(ii) The term of such licenses is as set forth at Schedule 1 hereto.

(iii) There is not pending or, to the knowledge of Lessor, threatened against Lessor or any of the FCC Licenses, nor does Lessor know of any basis for, any application, action, formal complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding before the FCC or any other governmental body, against Lessor or any of the FCC Licenses, which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any of the FCC Licenses, or which seeks the imposition of any adverse modification or amendment thereof, or the payment of a material fine, sanction, penalty, damages or contribution in connection with its use.

(iv) All material documents required to be filed at any time by Lessor with the FCC or any other governmental body pursuant to FCC rules and policies with respect to each of the FCC Licenses have been timely filed or the time period for such filing has not lapsed, except where the failure to timely file or make such filing would not be material. All of such filings are complete and correct in all material respects. None of the FCC Licenses is subject to any conditions other than those appearing on its face and those imposed by FCC rules and policies. All amounts owed to the FCC in respect of each of the FCC Licenses have been timely paid and, as of the date hereof, no further amounts are due to the FCC in respect of any of the FCC Licenses. Without limitation of the foregoing, the FCC Licenses are not subject to any obligation to make installment payments.

(v) Lessor is in compliance in all material respects with all laws, rules and regulations applicable to the FCC Licenses, and has complied in all material respects with the terms and conditions of the FCC Licenses. Lessor has not received written notice of any complaint or order filed alleging any material non-compliance with respect to any such laws, rules or regulations, in each case to the extent applicable to each of the FCC Licenses.

(vi) Schedule II includes all FCC licenses in which Lessor or any of Lessor’s affiliates has any right or interest in the 1390-1395 MHz or 1432-1435 MHz spectrum.

(e) Lessor shall not take any action inconsistent with Lessee’s rights or, subject to Lessee’s duties to FCC compliance solely as stated herein, in any way interfere or disturb Lessee’s rights set forth in this Lease Agreement.

(f) Structure of Lessor; Operating Covenants.

(i) Lessor was formed on September 9, 2009 and is in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and carry on its as now conducted. Lessor has (i) not engaged in business prior to entering into this Lease Agreement, (ii) no liabilities of any kind other than as set forth herein and attendant to its ownership of the Leased Spectrum pursuant to law and regulation, and (iii) no assets other than the Leased Spectrum and its rights hereunder. The certificate of formation and form of limited liability company agreement of Lessor are attached as Exhibit A hereto. Lessor is a wholly-owned subsidiary of TerreStar Holdings Inc. (“Holdco”) and Lessor has no subsidiaries, wholly-owned or otherwise. Holdco is a wholly-owned subsidiary of Parent. In addition, Lessor shall:

(ii) maintain (A) correct and complete corporate records and books of account and minutes of the meetings and the other proceedings of its members and board of managers and (B) such records, books and minutes separate from those of any other person;

(iii) have its own principal executive and administrative office through which its business is conducted separate from those of any person, provided, however that such office(s) may be within the premises of and leased from Parent or its affiliates;

(iv) not commingle its assets with those of any other person;

(v) maintain books and records separate from any other person;

(vi) conduct its own affairs in its own name;

(vii) maintain and periodically prepare separate financial statements in accordance with GAAP;

(viii) pay its own liabilities out of its own funds;

(ix) strictly observe all organizational formalities, including holding appropriate meetings in connection with the activities of its member and managers, as required by law, or the Lessor’s organizational documents;

(x) maintain an “arm’s-length relationship” with its affiliates and its member and cause all business transactions entered into by Lessor with any of its affiliates to be on terms that are not more or less favorable to Lessor, as the case may be, than terms and conditions available at the time to Lessor for comparable arm’s-length transactions with unaffiliated persons;

(xi) pay the salaries, if any, of its own officers, managers and employees, if any;

(xii) not guarantee or become obligated for the debts of any other person, including any affiliate, or hold out its credit as being available to satisfy the obligations of others;

(xiii) use stationery, invoices, checks and telephone numbers through which all business correspondence and communication are conducted separate from those of any other person;

(xiv) not pledge its assets for the benefit of any other person;

(xv) hold itself out at all times as a legal entity separate from its member or any other person;

(xvi) not engage, directly or indirectly, in any business or purposes that would be inconsistent with this Lease Agreement;

(xvii) not engage in any merger, consolidation or liquidation transaction with any Person;

(xviii) correct any known misunderstanding regarding its separate existence and identity;

(xix) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xx) cause its board of managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other limited liability company formalities;

(xxi) to the fullest extent permitted by law, not engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests except pursuant to the purposes and activities set forth in this Lease Agreement;

(xxii) not acquire any securities of its member or any of its affiliates;

(xxiii) cause its managers, officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing;

(xxiv) not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other);

(xxv) comply with the provisions of its organizational documents;

(xxvi) not take any action in a manner inconsistent with this Lease Agreement; and

(xxvii) not incur, create or assume any debt.

Failure of Lessor, or its member or any manager on behalf of Lessor, to comply with any of the foregoing covenants or any other covenants contained in Lessor’s organizational documents shall not affect the status of Lessor as a separate legal entity or the limited liability of a member or any manager.

(g) Lessee may, by written notice to Lessor given at any time during the Term (i) until thirty-six (36) months after receipt of the Spectrum Pairing Consents and (ii) during the six (6) month period following any (x) direct or indirect Change of Control of Lessor or (y) initiation by any third party of any proceeding challenging this Lease Agreement or any of the rights granted to Lessee pursuant to this Lease Agreement, including, but not limited to, an injunction or other limitation with respect to the Spectrum Usage Rights, purchase all of Lessor’s right, title and interest in the Leased Spectrum and Patent Applications for (A) from the date hereof until the date that is eight (8) months after the Effective Date, (i) in the event the FCC has not approved the Spectrum Pairing Application, $150,000,000, or (ii) in the event the FCC has approved the Spectrum Pairing Application, $250,000,000, or (B) beginning on the date that is eight (8) months after the Effective Date, $250,000,000 (the applicable option purchase price, the “Option Purchase Price”), in each case subject to receiving all necessary Spectrum Pairing Consents by Final Order. If Lessee elects to exercise the purchase option, Lessor will, subject to receipt of all necessary consents, including any necessary member consents and approvals, sell, transfer and convey all of its right, title and interest in the Leased Spectrum and Patent Applications free and clear of any liens or encumbrances (but subject to the terms and conditions of the licenses themselves, and to applicable statutes and FCC rules, including without limitation 47 U.S.C. § 304). Upon any such purchase this Lease Agreement shall terminate. Fifty percent (50%) of all Lease Agreement Payments theretofore made shall be credited towards the above Option Purchase Price and forty percent (40%) of the Option Purchase Price may be paid in the form of debt securities and/or preferred equity issued by Lessor or its affiliates, valued at face amount, provided that if such debt securities and/or preferred equity are converted into common equity or other securities, forty percent (40%) of the Option Purchase Price may be paid in the form of such common equity or other securities, provided further that any such common equity or other securities resulting from the conversion of debt securities and/or preferred equity shall be valued at the face amount of the underlying debt securities and/or preferred equity. In the event that Lessee exercises the above option, the Parties shall use their commercially reasonable efforts to obtain all related party and third party consents required to consummate such purchase.

(h) Right of First Refusal.

(i) If at any time during the Term, Parent, Lessor, or any of their respective affiliates (the “Offering Party”) desires to effect directly or indirectly (A) a transfer of membership interests in Lessor, (B) any transaction or series of transactions that would result in Parent not being the beneficial or legal owner, directly or indirectly, of more than fifty percent (50%) of the total equity or voting stock of Holdco, or (C) a transfer of the Leased Spectrum or Patent Applications (any such membership interests, capital stock or Leased Spectrum proposed to be transferred, the “Offered Interest”), and the Offering Party receives from a third party a bona fide offer (an “Offer”) for the transfer of such Offered Interest, the Offering Party shall provide Lessee written notice thereof within two (2) business days of receipt of such Offer (the “Offer Notice”), identifying the third party making the Offer, the Offered Interest covered by the Offer, the price at which the transfer is proposed to be made (the “Offer Price”), and all other material terms and conditions of the Offer. No transfer of less than all of the membership interests, capital stock or Leased Spectrum pursuant to this Section 11(h) shall be permitted.

(ii) Lessee shall have the option to purchase the Offered Interest (in whole and not in part) at the lower of (A) the Offer Price, or (B) the applicable Option Purchase Price pursuant to Section 11(f) by giving irrevocable written notice thereof (an “Acceptance Notice”) to Lessor within fifteen (15) days after receipt of the Offer Notice (the “Offer Period”). In the event Lessee exercises such option to purchase pursuant to delivery of an Acceptance Notice, Lessor shall use reasonable best efforts to obtain any and all necessary consents, including any third party consents and approvals.

(iii) If an effective Acceptance Notice shall not have been delivered to Lessor before the end of the Offer Period, then the Offering Party may transfer the Offered Interest to the bona fide third party purchaser and this Lease Agreement shall terminate. In the event that the Offering Party elects to sell an Offered Interest pursuant to this provision, the third party purchaser must purchase such Offered Interest no more than 60 days (or longer, if the HSR Act, Communications Laws or other applicable law or regulation so requires) after the expiration of the Offer Period strictly in accordance with the terms and conditions of the Offer Notice. In the event that an Offering Party shall not have transferred all of the Offered Interest within 60 days (or longer, if the HSR Act, Communications Laws or other applicable law or regulation so requires) after the expiration of the Offer Period, then the provisions of this Section 11(h) shall again apply, and such Offering Party shall not thereafter effect directly or indirectly a transfer of membership interests in Lessor or capital stock of Holdco or the Leased Spectrum without again complying with this Section 11(h).

(iv) Fifty percent (50%) of Lease Agreement Payments shall be credited towards the above Offer Price and forty percent (40%) of the Offer Price may be paid in the form of debt securities and/or preferred stock issued by Lessor or its affiliates, valued at face amount, provided that if such debt securities and/or preferred equity are converted into common equity or other securities, forty percent (40%) of the Option Purchase Price may be paid in the form of such common equity or other securities, provided further that any such common equity or other securities resulting from the conversion of debt securities and/or preferred equity shall be valued at the face amount of the underlying debt securities and/or preferred equity. In the event that Lessee exercises the above right of first refusal, the Parties shall use their reasonable commercial efforts to obtain all related party and third party consents required to consummate such transfer.

(i) Lessor shall, prior to the Effective Date, receive an opinion from a nationally recognized investment bank engaged by Lessor as to the fairness, from a financial point of view, to Lessor of the Lease Agreement Payments and the transactions contemplated by this Lease Agreement, including, but not limited to, Section 3(h) and Exhibit B hereto. Lessor shall provide a copy of such opinion to Lessee not later than two (2) business days following receipt by Lessor.

(j) Lessor shall deliver to Lessee the written opinion of counsel, in a form reasonably satisfactory to Lessee, to the effect that the contribution of the FCC Licenses from Parent to Lessor prior to execution of this Lease Agreement was a valid, binding and enforceable contribution and transfer.

(k) Lessee acknowledges that Lessor is hereby relying, and shall have the right to so rely upon Lessee’s representations and warranties to Lessor hereunder and Lessee’s certification to the FCC that Lessee satisfies the requisite eligibility and qualification requirements contained in the FCC Lease Agreement Notification. The Parties hereby acknowledge that the foregoing representations and warranties and certification of Lessee was a material inducement to Lessor entering into this Lease Agreement and a condition precedent to the execution and delivery of this Lease Agreement by Lessor.

12. Indemnification.

(a) Except as otherwise provided in Section 8(f), Lessee shall save, defend, indemnify and hold harmless Lessor and its affiliates, their respective successors and assigns, and the shareholders, directors, officers, employees, members, partners, advisors and agents of any and all of the foregoing (the “Lessor Indemnified Persons”), from and against any and all loss, damage or expense (including attorney’s fees and expenses) incurred or suffered by any Lessor Indemnified Person arising out of, in connection with, or relating to (i) any breach of any of the representations or warranties made by Lessee in this Lease Agreement, (ii) any failure by Lessee to perform any of its covenants or agreements contained in this Lease Agreement, or (iii) any claims by third parties arising out of, in connection with or relating to the use of the Leased Spectrum, the exercise of the Spectrum Usage Rights, or the operation of the System or any part thereof, including any equipment utilized therein, after the Effective Date except, with respect to clauses (i), (ii) and (iii) to the extent such breach or failure, as applicable, was caused by a breach of this Lease Agreement by Lessor or by the gross negligence or willful misconduct of the Lessor; provided, however that Lessee’s obligations pursuant to this Section 12 shall not exceed the aggregate amount of Lease Agreement Payments paid to Lessor by Lessee as of the date Lessor requests indemnification pursuant to this Section 12. Lessor acknowledges and agrees that its sole and exclusive remedy with respect to the claims for breach of representations or warranties contained in this Lease Agreement shall be pursuant to the indemnification provisions set forth in this Section 12.

(b) Lessor and Parent shall save, defend, indemnify and hold harmless Lessee and its affiliates, their respective successors and assigns, and the shareholders, directors, officers, employees, members, partners, affiliates, advisors and agents of any and all of the foregoing (the “Lessee Indemnified Persons”), from and against any and all loss, damage or expense (including attorney’s fees and expenses) incurred or suffered by any Lessee Indemnified Person arising out of, in connection with, or relating to (i) any breach of any of the representations or warranties made by Lessor in this Lease Agreement or (ii) any failure by Lessor or Parent to perform any of its covenants or agreements contained in this Lease Agreement, including, but not limited to, any failure to comply with the Communications Laws which results in the termination of the FCC Licenses during the Term hereof except, with respect to clauses (i) and (ii), to the extent such breach or failure, as applicable, was caused by a breach of this Lease Agreement by Lessee. Lessee acknowledges and agrees that its sole and exclusive remedy with respect to the claims for breach of representations or warranties contained in this Lease Agreement shall be pursuant to the indemnification provisions set forth in this Section 12.

(c) In no event shall any Party be liable for indirect, special, lost profits, consequential or punitive damages arising out of a breach of this Lease Agreement, even if advised at the time of breach of the possibility of such damages, except for losses arising out of any grossly negligent or fraudulent act or omission.

13. Relationship.

Nothing in this Lease Agreement shall be construed to render Lessor and Lessee partners, members or joint venturers or to impose upon any of them any liability or obligation as such. Additionally, nothing in this Lease Agreement shall be construed to render Lessee (including any of its employees or contractors) an agent or employee of Lessor, or render Lessor (including any of its employees or contractors) an agent or employee of Lessee.

14. Miscellaneous.

(a) Document Inspection. Each Party shall retain a duly executed copy of this Lease Agreement (including any amendments thereto) in its files, and shall, upon request and subject to the provisions contained herein, provide the FCC or any other governmental body with a photocopy of this Lease Agreement.

(b) Entire Agreement. This Lease Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof and thereof.

(c) Amendments and Waivers. Any provision of this Lease Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by Lessor and Lessee or (in the case of a waiver) by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder and no course of conduct shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d) Remedies Cumulative. Except as otherwise provided herein, all rights, powers and remedies provided under this Lease Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power, or remedy thereof by a Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(e) Assignment. This Lease Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Lease Agreement or all or any part of a Party’s rights and obligations hereunder may not be assigned, subleased, or otherwise transferred without the express written consent of the other Parties, provided that Lessee may withhold such consent in its sole discretion, provided, further that Lessor and Parent shall give such consent without delay or (except as stated below) condition, as to any entity that is eligible under the Communications Laws to be Lessee hereunder. No assignment shall relieve the assigning Party of liability under the terms and conditions of this Lease Agreement, provided, however that the assigning Party shall be relieved from any and all liability hereunder if the non-assigning party reasonably determines based on evidence provided by the assigning Party that the proposed assignee is in sound financial condition as of the date of the proposed assignment. If a Party consents to any assignment or sublease by another Party, such assignee/sublessee shall enter into a written agreement pursuant to which it agrees to be bound by all of the terms and conditions of this Lease Agreement applicable to the assigning Party. In such event, the Parties and the assignee/sublessee shall timely prepare and file appropriate FCC applications or notifications consistent with applicable requirements of the Communications Laws, and any such assignment or sublease shall not become effective until any required FCC consents have been obtained or the applicable waiting periods required have elapsed. Anything to the contrary in this Lease Agreement notwithstanding, in no event shall any Party be deemed to have consented to an assignment or sublease: (i) not in compliance with the Communications Laws, any other applicable laws, or the terms and conditions of this Lease Agreement; (ii) made to a person or entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; or (iii) made to a person or entity not in privity with the other Party. Any assignment or sublease shall be null and void if it is in violation of the foregoing restrictions.

(f) Governing Law. This Lease Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

(g) Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or by overnight delivery, as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either Party may from time to time specify):

If to Lessor or Parent:

TerreStar Corporation

12010 Sunset Hills Road, Ninth Floor

Reston, VA 20190

Attention: Douglas I. Brandon

Facsimile: (703) 483-7978

With copies (which shall not alone constitute notice) to:

Gibson, Dunn & Crutcher

200 Park Avenue

New York, NY 10021

Attention: David Wilf

Facsimile: (212) 351 6277

If to Lessee:

Harbinger Capital Partners Master Fund I, Ltd.

c/o Harbinger Capital Partners LLC

450 Park Avenue, 30th Floor

New York, New York 10022

Attn: Corrine J. Glass

Facsimile: (212) 658-9385

with copies to (such copies not constituting notice hereunder):

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attn: Joseph Basile

Facsimile: (617) 772-8333

(h) Expenses. Except as otherwise expressly provided in this Lease Agreement, each Party shall bear its own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the drafting and execution of this Lease Agreement, provided, however that Lessee shall reimburse Lessor for any filing fees required to be made in connection with the submission of filings to the FCC pursuant to this Lease Agreement.

(i) Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Lease Agreement to the extent that such delay is caused by reason of acts of God, wars, revolution, terrorism, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the Party affected (“Condition”). If any such Condition occurs, (i) the Party affected, upon giving prompt notice to the other Party, will be excused from such performance on a day-to-day basis during the continuance of such Condition (and the other Party will likewise be excused from performance of its obligations on a day-to-day basis during the same period); provided, however, that the Party so affected will use commercially reasonable efforts to avoid or remove such Condition and both Parties will proceed as soon as is reasonably practicable with the performance of their obligations under this Lease Agreement whenever such causes are removed or cease (subject to the other Party’s rights under clause (ii) of this Section 14(i)); and (ii) the other Party will have the right, during the continuance of such Condition, and for a reasonable period of time following receipt of notice of the termination of such Condition, to secure alternative means (whether through an alternative provider or otherwise) to satisfy the obligations of the affected Party that are not being satisfied as a result of the Condition. The Parties agree that this Section 14(i) is not intended to be a waiver of any rights the Parties might otherwise have under applicable common law to terminate this Lease Agreement as a result of any Condition. The foregoing notwithstanding, no delay or other failure to perform shall be excused pursuant to this Section 14(i) by the acts or omissions of a Party’s subcontractors, material men, suppliers, or other third persons providing products or services to such Party, unless such acts or omissions are themselves the product of a Condition, and unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

(j) Arbitration; Consent to Service of Process.

(i) Any controversy, dispute or claim arising under or in connection with this Lease Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort of statute) shall be resolved by a binding arbitration, to be held in New York, New York pursuant to the Federal Arbitration Act and in accordance with the then-prevailing International Arbitration Rules of the American Arbitration Association (the “AAA”). The AAA shall select three arbitrators. Each Party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the Parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the Parties that the tribunal of three arbitrators be constituted as expeditiously as possible following the submission of the dispute to arbitration. Once such tribunal is constituted and except as may otherwise be agreed in writing by the Parties involved in such dispute or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrators shall render their final award within sixty (60) days, subject to extension by the arbitrators upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto, including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the Borough of Manhattan of the City, County and State of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the Borough of Manhattan of the City, County and State of New York over any such action.

(ii) Each of the Parties hereto hereby consents to process being served by any Party to this Lease Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with Section 14(g).

(k) Counterparts. This Lease Agreement may be executed and delivered (including by electronic transmission) in one or two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

(l) Headings. The headings of the articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Lease Agreement.

(m) Confidentiality/No Public Announcement. Except as set forth in Section 14(a) hereof and the FCC Lease Agreement Notification, no Party shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Lease Agreement or disclose the terms and conditions of this Lease Agreement or any materials or information that it may receive from the other Party or its representatives in the implementation of this Lease Agreement, including, but not limited to, (i) tangible, intangible, visual, electronic, present, or future information about the disclosing Party’s or its affiliates’ business, business plans, strategies, operations, records, finances, assets, data and other information, and (ii) all data, notes, summaries or other works derived from the information specified in subclause (i), to any third party, except as and to the extent that any such Party shall be so obligated by law or regulation, in which case the other Party shall be advised and the Parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement or comply with the provisions of this Lease Agreement or to comply with accounting, securities exchange or Securities and Exchange Commission disclosure obligations or applicable FCC disclosure obligations.

15. Definitions.

“AAA” has the meaning set forth in Section 14(j) to this Lease Agreement.

“Acceptance Notice” has the meaning set forth in Section 11(h)(ii) to this Lease Agreement.

“affiliate” means with respect to any person, any other person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with, the first-mentioned person.

“Change of Control” means, when used with respect to any entity, the occurrence of any of the following events: (1) the sale, transfer, assignment, lease, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the entity and its subsidiaries taken as a whole to any “person” or “group” as such terms are used in section 13(d)(3) of the Exchange Act, other than any such disposition to a subsidiary; (2) the adoption of a plan relating to the liquidation or dissolution of the entity; (3) any “person” or “group” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50.0% of the total voting power of the voting stock or membership interests of the entity (or any direct or indirect parent company thereof); (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors or managers of the entity (together with any new directors whose election or appointment by such board of directors or managers or whose nomination for election by the stockholders of the entity was approved by a vote of not less than a majority of the directors or managers then still in office who were either directors or managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors or managers then in office; (5) the entity or any direct or indirect parent company thereof consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the entity or any direct or indirect parent company thereof, in any such event pursuant to a transaction in which any of the outstanding voting stock or membership interests of the entity or any direct or indirect parent company thereof is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock or membership interests of the entity or such direct or indirect parent company outstanding immediately prior to such transaction is converted into or exchanged for voting stock or membership interests of the surviving or transferee person (or its ultimate parent person) constituting at least a majority of the total voting power of the voting stock or membership interests of such surviving or transferee person (or such ultimate parent person) immediately after giving effect to such transaction; or (6) the entity or any direct or indirect parent company thereof seeks bankruptcy protection, is deemed insolvent or is named party to insolvency, restructuring, or other similar proceedings.

“Communications Laws” has the meaning set forth in the Recitals to this Lease Agreement.

“Condition” has the meaning set forth in Section 14(i) to this Lease Agreement

“Effective Date” has the meaning set forth in Section 8(a) to this Lease Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“FAA” has the meaning set forth in Section 2(a)(ii) to this Lease Agreement.

“Facility Filing” has the meaning set forth in Section 7(b) to this Lease Agreement.

“FCC” has the meaning set forth in the Recitals to this Lease Agreement.

“FCC De Facto Transfer Lease Agreement Application” has the meaning set forth in Section 3(h) of this Lease Agreement

“FCC Lease Agreement Notification” has the meaning set forth in Section 7(a) to this Lease Agreement.

“FCC Licenses” has the meaning set forth in the Recitals to this Lease Agreement.

“Final Order” means an action taken or order issued by the FCC as to which: (i) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (ii) no petition for reconsideration or review of the action or order, or protest of any kind, is pending and the time for filing any such petition or protest is passed; (iii) the action or order is not subject to reconsideration or review sua sponte and the time for such reconsideration or review has passed; and (iv) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

“Initial Term” has the meaning set forth in Section 8(a) to this Lease Agreement.

“Lease Agreement” has the meaning set forth in the Preamble to this Lease Agreement.

“Lease Agreement Payment” has the meaning set forth in Section 9(a) to this Lease Agreement.

“Leased Spectrum” has the meaning set forth in the Recitals to this Lease Agreement.

“Lessee” has the meaning set forth in the Preamble to this Lease Agreement.

“Lessee Indemnified Persons” has the meaning set forth in Section 11(b) to this Lease Agreement.

“Lessor” has the meaning set forth in the Preamble to this Lease Agreement.

“Lessor Indemnified Persons” has the meaning set forth in Section 11(a) to this Lease Agreement.

“Markets” has the meaning set forth in the Recitals to this Lease Agreement.

“Offer” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offered Interest” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offering Party” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offer Notice” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offer Period” has the meaning set forth in Section 11(h)(ii) to this Lease Agreement.

“Offer Price” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Option Purchase Price” has the meaning set forth in Section 11(f) to this Lease Agreement.

“Parent” has the meaning set forth in the Recitals to this Lease Agreement.

“Party” or “Parties” has the meaning set forth in the Preamble to this Lease Agreement.

“Patent Applications” means United States Provisional Patent Application Number 60/908,289 filed March 27, 2007, entitled “Method and System for Improving the Special Efficiency of a Data Communication Link” and United States Provisional Patent Application Number 60/913,153 filed April 20, 2007, entitled “Method and System of Conserving Power in a Constrained System,” including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof.

“Patent License Agreement” means that certain OBE Patent License Agreement, dated April 11, 2007, by and among Telcom Ventures, L.L.C., CCTV Wireless I LLC and CCTV One Four Holdings LLC.

“person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Renewal Term” has the meaning set forth in Section 8(b) to this Lease Agreement.

“Spectrum Pairing” has the meaning set forth in Section 3(g) to this Lease Agreement.

“Spectrum Pairing Application” has the meaning set forth in the Section 3(g) to this Lease Agreement.

“Spectrum Pairing Consents” has the meaning set forth in Section 3(g) to this Lease Agreement.

“Spectrum Usage Rights” has the meaning set forth in the Section 1(a) to this Lease Agreement.

“System” has the meaning set forth in the Recitals to this Lease Agreement.

“Term” means the Initial Term, along with any applicable Renewal Term, collectively.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Lease Agreement as of the date first above written.

TerreStar Corporation

By:	/s/ Jeffrey W. Epstein
Title:	President

TerreStar 1.4 Holdings LLC

By:	/s/ Douglas Brandon
Title:	Authorized Person

One Dot Four Corp.

By:	/s/ Peter Jenson
Title:	Vice President

Schedule I: FCC Licenses

Call Sign	Service	Market#	Block	Market Name	Frequencies (MHz)	Expiration Date
WQGU891	BA	MEA001	-	Boston	1390-1392	4/23/2017
WQGU892	BA	MEA002	-	New York City	1390-1392	4/23/2017
WQGU893	BA	MEA003	-	Buffalo	1390-1392	4/23/2017
WQGU894	BA	MEA004	-	Philadelphia	1390-1392	4/23/2017
WQGU895	BA	MEA005	-	Washington	1390-1392	4/23/2017
WQGU896	BA	MEA006	-	Richmond	1390-1392	4/23/2017
WQGU897	BA	MEA007	-	Charlotte-Greensboro-Greenville	1390-1392	4/23/2017
WQGU898	BA	MEA008	-	Atlanta	1390-1392	4/23/2017
WQGU899	BA	MEA009	-	Jacksonville	1390-1392	4/23/2017
WQGU900	BA	MEA010	-	Tampa-St. Petersburg-Orlando	1390-1392	4/23/2017
WQGU901	BA	MEA011	-	Miami	1390-1392	4/23/2017
WQGU902	BA	MEA012	-	Pittsburgh	1390-1392	4/23/2017
WQGU903	BA	MEA013	-	Cincinnati-Dayton	1390-1392	4/23/2017
WQGU904	BA	MEA014	-	Columbus	1390-1392	4/23/2017
WQGU905	BA	MEA022	-	Knoxville	1390-1392	4/23/2017
WQGU906	BA	MEA023	-	Louisville-Lexington-Evansville	1390-1392	4/23/2017
WQGU907	BA	MEA024	-	Birmingham	1390-1392	4/23/2017
WQGU908	BA	MEA025	-	Nashville	1390-1392	4/23/2017
WQGU909	BA	MEA026	-	Memphis-Jackson	1390-1392	4/23/2017
WQGU910	BA	MEA027	-	New Orleans-Baton Rouge	1390-1392	4/23/2017
WQGU911	BA	MEA030	-	St. Louis	1390-1392	4/23/2017
WQGU912	BA	MEA050	-	Puerto Rico	1390-1392	4/23/2017
WQGU913	BA	MEA052	-	Gulf of Mexico	-390-1392	4/23/2017
WQGU885	BB	EAG001	A	Northeast	1392-1393.5; 1432-1433.5	4/23/2017
WQGU886	BB	EAG001	B	Northeast	1393.5-1395; 1433.5-1435	4/23/2017
WQGU887	BB	EAG002	A	Mid-Atlantic	1392-1393.5; 1432-1433.5	4/23/2017
WQGU888	BB	EAG002	B	Mid-Atlantic	1393.5-1395; 1433.5-1435	4/23/2017
WQGU889	BB	EAG003	A	Southeast	1392-1393.5; 1432-1433.5	4/23/2017
WQGU890	BB	EAG003	B	Southeast	1393.5-1395; 1433.5-1435	4/23/2017
WQGU920	BA	MEA015	-	Cleveland	1390-1392	4/23/2017
WQGU921	BA	MEA016	-	Detroit	1390-1392	4/23/2017
WQGU922	BA	MEA017	-	Milwaukee	1390-1392	4/23/2017
WQGU923	BA	MEA018	-	Chicago	1390-1392	4/23/2017
WQGU924	BA	MEA019	-	Indianapolis	1390-1392	4/23/2017
WQGU925	BA	MEA020	-	Minneapolis-St. Paul	1390-1392	4/23/2017
WQGU926	BA	MEA021	-	Des Moines-Quad Cities	1390-1392	4/23/2017
WQGU927	BA	MEA028	-	Little Rock	1390-1392	4/23/2017
WQGU928	BA	MEA029	-	Kansas City	1390-1392	4/23/2017
WQGU929	BA	MEA031	-	Houston	1390-1392	4/23/2017
WQGU930	BA	MEA032	-	Dallas-Fort Worth	1390-1392	4/23/2017
WQGU931	BA	MEA033	-	Denver	1390-1392	4/23/2017
WQGU932	BA	MEA034	-	Omaha	1390-1392	4/23/2017
WQGU933	BA	MEA035	-	Wichita	1390-1392	4/23/2017

Call Sign	Service	Market#	Block	Market Name	Frequencies (MHz)	Expiration Date
WQGU934	BA	MEA036	-	Tulsa	1390-1392	4/23/2017
WQGU935	BA	MEA037	-	Oklahoma City	1390-1392	4/23/2017
WQGU936	BA	MEA038	-	San Antonio	1390-1392	4/23/2017
WQGU937	BA	MEA039	-	El Paso-Albuquerque	1390-1392	4/23/2017
WQGU938	BA	MEA040	-	Phoenix	1390-1392	4/23/2017
WQGU939	BA	MEA041	-	Spokane-Billings	1390-1392	4/23/2017
WQGU940	BA	MEA042	-	Salt Lake City	1390-1392	4/23/2017
WQGU941	BA	MEA043	-	San Francisco-Oakland-San Jose	1390-1392	4/23/2017
WQGU942	BA	MEA044	-	Los Angeles-San Diego	1390-1392	4/23/2017
WQGU943	BA	MEA045	-	Portland	1390-1392	4/23/2017
WQGU944	BA	MEA046	-	Seattle	1390-1392	4/23/2017
WQGU945	BA	MEA047	-	Alaska	1390-1392	4/23/2017
WQGU946	BA	MEA048	-	Hawaii	1390-1392	4/23/2017
WQGU947	BA	MEA049	-	Guam and the Northern Mariana	1390-1392	4/23/2017
WQGU948	BA	MEA051	-	American Samoa	1390-1392	4/23/2017
WQGU914	BB	EAG004	A	Great Lakes	1392-1393.5; 1432-1433.5	4/23/2017
WQGU915	BB	EAG004	B	Great Lakes	1393.5-1395; 1433.5-1435	4/23/2017
WQGU916	BB	EAG005	A	Central/Mountain	1392-1393.5; 1432-1433.5	4/23/2017
WQGU917	BB	EAG005	B	Central/Mountain	1393.5-1395; 1433.5-1435	4/23/2017
WQGU918	BB	EAG006	A	Pacific	1392-1393.5; 1432-1433.5	4/23/2017
WQGU919	BB	EAG006	B	Pacific	1393.5-1395; 1433.5-1435	4/23/2017

Schedule II: Leased Spectrum

Call Sign	Service	Market#	Block	Market Name	Leased Frequencies	Leased Areas
WQGU891	BA	MEA001	-	Boston	All Frequencies	Entire Market
WQGU892	BA	MEA002	-	New York City	All Frequencies	Entire Market
WQGU893	BA	MEA003	-	Buffalo	All Frequencies	Entire Market
WQGU894	BA	MEA004	-	Philadelphia	All Frequencies	Entire Market
WQGU895	BA	MEA005	-	Washington	All Frequencies	Entire Market
WQGU896	BA	MEA006	-	Richmond	All Frequencies	Entire Market
WQGU897	BA	MEA007	-	Charlotte-Greensboro-Greenville	All Frequencies	Entire Market
WQGU898	BA	MEA008	-	Atlanta	All Frequencies	Entire Market
WQGU899	BA	MEA009	-	Jacksonville	All Frequencies	Entire Market
WQGU900	BA	MEA010	-	Tampa-St. Petersburg-Orlando	All Frequencies	Entire Market
WQGU901	BA	MEA011	-	Miami	All Frequencies	Entire Market
WQGU902	BA	MEA012	-	Pittsburgh	All Frequencies	Entire Market
WQGU903	BA	MEA013	-	Cincinnati-Dayton	All Frequencies	Entire Market
WQGU904	BA	MEA014	-	Columbus	All Frequencies	Entire Market
WQGU905	BA	MEA022	-	Knoxville	All Frequencies	Entire Market
WQGU906	BA	MEA023	-	Louisville-Lexington-Evansville	All Frequencies	Entire Market
WQGU907	BA	MEA024	-	Birmingham	All Frequencies	Entire Market
WQGU908	BA	MEA025	-	Nashville	All Frequencies	Entire Market
WQGU909	BA	MEA026	-	Memphis-Jackson	All Frequencies	Entire Market
WQGU910	BA	MEA027	-	New Orleans-Baton Rouge	All Frequencies	Entire Market
WQGU911	BA	MEA030	-	St. Louis	All Frequencies	Entire Market
WQGU912	BA	MEA050	-	Puerto Rico	All Frequencies	Entire Market
WQGU913	BA	MEA052	-	Gulf of Mexico	All Frequencies	Entire Market
WQGU885	BB	EAG001	A	Northeast	All Frequencies	Entire Market
WQGU886	BB	EAG001	B	Northeast	All Frequencies	Entire Market
WQGU887	BB	EAG002	A	Mid-Atlantic	All Frequencies	Entire Market
WQGU888	BB	EAG002	B	Mid-Atlantic	All Frequencies	Entire Market
WQGU889	BB	EAG003	A	Southeast	All Frequencies	Entire Market
WQGU890	BB	EAG003	B	Southeast	All Frequencies	Entire Market
WQGU920	BA	MEA015	-	Cleveland	All Frequencies	Entire Market
WQGU921	BA	MEA016	-	Detroit	All Frequencies	Entire Market
WQGU922	BA	MEA017	-	Milwaukee	All Frequencies	Entire Market
WQGU923	BA	MEA018	-	Chicago	All Frequencies	Entire Market
WQGU924	BA	MEA019	-	Indianapolis	All Frequencies	Entire Market
WQGU925	BA	MEA020	-	Minneapolis-St. Paul	All Frequencies	Entire Market
WQGU926	BA	MEA021	-	Des Moines-Quad Cities	All Frequencies	Entire Market
WQGU927	BA	MEA028	-	Little Rock	All Frequencies	Entire Market
WQGU928	BA	MEA029	-	Kansas City	All Frequencies	Entire Market
WQGU929	BA	MEA031	-	Houston	All Frequencies	Entire Market
WQGU930	BA	MEA032	-	Dallas-Fort Worth	All Frequencies	Entire Market
WQGU931	BA	MEA033	-	Denver	All Frequencies	Entire Market
WQGU932	BA	MEA034	-	Omaha	All Frequencies	Entire Market
WQGU933	BA	MEA035	-	Wichita	All Frequencies	Entire Market
WQGU934	BA	MEA036	-	Tulsa	All Frequencies	Entire Market

Call Sign	Service	Market#	Block	Market Name	Leased Frequencies	Leased Areas
WQGU935	BA	MEA037	-	Oklahoma City	All Frequencies	Entire Market
WQGU936	BA	MEA038	-	San Antonio	All Frequencies	Entire Market
WQGU937	BA	MEA039	-	El Paso-Albuquerque	All Frequencies	Entire Market
WQGU938	BA	MEA040	-	Phoenix	All Frequencies	Entire Market
WQGU939	BA	MEA041	-	Spokane-Billings	All Frequencies	Entire Market
WQGU940	BA	MEA042	-	Salt Lake City	All Frequencies	Entire Market
WQGU941	BA	MEA043	-	San Francisco-Oakland-San Jose	All Frequencies	Entire Market
WQGU942	BA	MEA044	-	Los Angeles-San Diego	All Frequencies	Entire Market
WQGU943	BA	MEA045	-	Portland	All Frequencies	Entire Market
WQGU944	BA	MEA046	-	Seattle	All Frequencies	Entire Market
WQGU945	BA	MEA047	-	Alaska	All Frequencies	Entire Market
WQGU946	BA	MEA048	-	Hawaii	All Frequencies	Entire Market
WQGU947	BA	MEA049	-	Guam and the Northern Mariana	All Frequencies	Entire Market
WQGU948	BA	MEA051	-	American Samoa	All Frequencies	Entire Market
WQGU914	BB	EAG004	A	Great Lakes	All Frequencies	Entire Market
WQGU915	BB	EAG004	B	Great Lakes	All Frequencies	Entire Market
WQGU916	BB	EAG005	A	Central/Mountain	All Frequencies	Entire Market
WQGU917	BB	EAG005	B	Central/Mountain	All Frequencies	Entire Market
WQGU918	BB	EAG006	A	Pacific	All Frequencies	Entire Market
WQGU919	BB	EAG006	B	Pacific	All Frequencies	Entire Market

SCHEDULE III [***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit A

Lessor Certificate of Formation and Limited Liability Agreement

Delaware

The First State

I , JEFFREY W . BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TERRESTAR 1.4 HOLDINGS LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF SEPTEMBER, A.D. 2009, AT 6:13 O’CLOCK P.M.

4729033 8100

090843499

You may verify this certificate online at corp.delaware.gov/authver.shtml

SECRETARY’S OFFICE

1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 7518040

DATE: 09-09-09

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:12 PM 09/09/2009

FILED 06:13 PM 09/09/2009

SRV 090843499 – 4729033 FILE

CERTIFICATE OF FORMATION

OF

TERRESTAR 1.4 HOLDINGS LLC

This Certificate of Formation of TerreStar 1.4 Holdings LLC (the “Company”),dated September 9, 2009, is being duly executed and filed by Douglas Brandon, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act’).

FIRST. The name of the limited liability company formed hereby is TerreStar 1.4 Holdings LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

FOURTH. The street address of the initial principal executive and administrative office of the Corporation is 12010 Sunset Hills Road in the City of Reston, VA, Country of United States.

FIFTH. The purpose of the Company is limited solely to (a) acquiring, owning, holding, selling, leasing, financing, refinancing, transferring, exchanging, operating and managing those certain 1.4 GHz band licenses currently owned by TerreStar Corporation (the “Spectrum Licenses”) and certain intellectual property interests related to the Spectrum Licenses; (b) to enter into and perform any agreement, instrument or document relating to the activities set forth in clause (a) above; (c) to provide for the management and administration of the activities of the Company; and (d) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Act that, in either case, are incidental to and necessary, suitable or convenient for the accomplishment of the purposes described in clauses (a) through (c) above. The Company exists only for the purposes specified in this Article Fifth.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Douglas Brandon

Douglas Brandon

Authorized Person

LIMITED LIABILITY COMPANY AGREEMENT

OF

TERRESTAR 1.4 HOLDINGS LLC

This Limited Liability Company Agreement, dated as of September 17, 2009 (together with the schedules attached hereto, this “Agreement”) of TerreStar 1.4 Holdings LLC, a Delaware limited liability company (the “Company”), is entered into by TerreStar Holdings Inc. (the “Member”). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The certificate of formation for the Company was filed on September 9, 2009, with the Secretary of State of the State of Delaware (the “Certificate of Formation”).

Pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”), the Company hereby declares the following to be the Limited Liability Company Agreement of such limited liability company:

Section 1. Name.

The name of the limited liability company is TerreStar 1.4 Holdings LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at 12010 Sunset Hills Road, Reston, Virginia, 20190, or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Section 5. Member.

(a) The mailing address of the Member is set forth on Schedule B attached hereto.

(b) Subject to Section 9(j), the Member can act by written consent.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (except as provided in Section 21), the person or persons acting as Independent Manager(s) shall, without any action of any Person other than (to the extent required) the prior consent of the FCC (as defined in the Lease Agreement), and simultaneously with the Member ceasing to be a member of the Company, or (if later) upon the prior consent (to the extent required) of the FCC, be admitted to the Company as the Special Member(s) and shall continue the Company without dissolution. Until such time as a substitute Member has been admitted to the Company, no Special Member shall have any right to resign from the Company. No Special Member shall have any right to assign or transfer its rights as Special Member. No Special Member shall have any interest in the profits, losses and capital of the Company and shall not have any right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, no Special Member shall be required to make any capital contribution to the Company or shall receive a limited liability company interest in the Company. Except as expressly provided in this Agreement, no Special Member may bind the Company. In order to implement the admission of the Special Members, the person or persons acting as Independent Manager(s) shall execute a counterpart to this agreement upon being appointed Independent Manager(s).

Section 6. Certificates.

Douglas Brandon is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and pursuant to the terms hereof, the Member hereby is designated as the “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Limited Activities and Purposes. The nature of the business activities or purposes to be conducted or promoted by the Company is limited solely to the following:

(a) to purchase, accept contribution of, or otherwise acquire, all of Parent’s right, title and interest in the FCC Licenses (as defined in the Lease Agreement);

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(b) to enter into, perform under, and comply with the Lease Agreement;

(c) to enter into and perform any agreement, instrument or document relating to the activities set forth in clause (a) and (b) above;

(d) to enter into any agreement providing for the management and administration of the activities of the Company; and

(e) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Limited Liability Company Act of the State of Delaware that, in either case, are incidental to and necessary, suitable or convenient for the accomplishment of the purposes described in clause (a) and (b) above.

Section 8. Powers.

(a) Subject to the terms of this Agreement, the Company, and the Board of Managers and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

(b) The Company and any Manager or Officer on behalf of the Company, are hereby authorized to enter into, execute, deliver and perform the Lease Agreement and any other agreement or instrument related thereto or contemplated thereby, notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation, and without any further act, vote or approval of any Person. The foregoing authorization shall not be deemed a restriction on the power of any Manager or Officer to enter into other agreements on behalf of the Company.

Section 9. Management.

(a) Board of Managers. Subject to the terms of this Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Managers elected, appointed or designated by the Member. Subject to the terms of this Agreement, the Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers, and subject in all cases to the terms of this Agreement and subject to the requirement that at all times the Board of Managers shall include at least one Independent Manager. The initial number of Managers shall be three, at least one of which shall be an Independent Manager pursuant to the terms of this Agreement. Each Manager elected, designated or appointed by the Member shall hold office until a

3

successor is elected and qualified or until such Manager’s earlier death, resignation, expulsion or removal. A Manager need not be a Member. The names of the persons designated as the initial Managers by the Member are listed on Schedule C attached hereto.

(b) Powers. Subject to the terms of this Agreement, the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7 and Section 9(j), the Board of Managers has the authority to bind the Company.

(c) Meetings of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Manager by telephone, facsimile, mail, e-mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

(d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement including, without limitation, Section 9(j), the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

(e) Electronic Communications. The Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

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(f) Committees of Managers.

(i)	The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)	In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)	Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Managers: Expenses. The Board shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h) Removal of Managers. Unless otherwise restricted by law and subject to Section 10, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Member and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i) Managers as Agents. To the extent of their powers set forth in this Agreement and subject to the terms of this Agreement, the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement, a Manager may not bind the Company.

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(j) Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity.”

(ii)	The Member or the Special Member, if any, shall not, so long as any Obligation is outstanding or the Lease Agreement is in effect amend, alter, change or repeal the definition of “Independent Manager” or Sections 5(c), 7, 8, 9(a), 9(j), 10, 24(c), or 30 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Manager(s)). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

(iii)	Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Special Member, the Board or any Officer, neither the Member nor any Special Member nor the Board nor any Officer shall be authorized or empowered, nor shall they permit the Company, to take any Material Action without the prior unanimous written consent of each of (i) the Member and (ii) all of the Managers of the Board (including the Independent Manager(s)); provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Manager then serving in such capacity.

(iv)	The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises.

(v)	So long as any Obligation is outstanding or the Lease Agreement is in effect, the Board shall not cause or permit the Company to:

(A)	guarantee any obligation of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Lease Agreement or this Section 9(j);

(C)	incur, create or assume any indebtedness;

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(D)	make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person;

(E)	to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Lease Agreement; or

(F)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

(k) The Member shall hold office until the earliest to occur of its dissolution or other inability to act in such capacity, or any event that causes the Member to cease to be a member of the Company (except as provided in Section 21 and Section 22).

Section 10. Independent Manager.

As long as any Obligation is outstanding or the Lease Agreement remains in effect, the Member shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Member. To the fullest extent permitted by Section 18-1101(c) of the Act, any Independent Manager(s) shall consider only the interests of Lessee in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager (i) shall have accepted his or her appointment by a written instrument and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). All right, power and authority of the Independent Manager(s) shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. In exercising his or her rights and performing his duties under this Agreement, any Independent Manager shall have no fiduciary duty whatsoever, including any duty of loyalty or care, to the Company and the Member. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11. Officers.

(a) Officers. The Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Managers may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and

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perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all contracts or other instruments, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 8(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11(c).

(c) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit

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all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

Section 12. Separateness Covenants. This Section 12 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity”. The Company shall conduct its affairs in the following manner:

(i)	maintain (A) correct and complete corporate records and books of account and minutes of the meetings and the other proceedings of its members and board of managers and (B) such records, books and minutes separate from those of any other person;

(ii)	have its own principal executive and administrative office through which its business is conducted separate from those of any person, provided, however that such office(s) may be within the premises of and leased from the Parent Group;

(iii)	not commingle its assets with those of any other person;

(iv)	maintain books and records separate from any other person;

(v)	conduct its own affairs in its own name;

(vi)	maintain and periodically prepare separate financial statements in accordance with GAAP;

(vii)	pay its own liabilities out of its own funds;

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(viii)	strictly observe all organizational formalities, including holding appropriate meetings in connection with the activities of its member and managers, as required by law, the Certificate of Formation or this Agreement;

(ix)	maintain an “arm’s-length relationship” with its Affiliates and the Member and cause all business transactions entered into by the Company with any of its Affiliates to be on terms that are not more or less favorable to the Company, as the case may be, than terms and conditions available at the time to the Company for comparable arm’s-length transactions with unaffiliated Persons;

(x)	pay the salaries, if any, of its own officers, managers and employees, if any;

(xi)	not guarantee or become obligated for the debts of any other person, including any Affiliate, or hold out its credit as being available to satisfy the obligations of others;

(xii)	use stationery, invoices, checks and telephone numbers through which all business correspondence and communication are conducted separate from those of any other Person;

(xiii)	not pledge its assets for the benefit of any other person;

(xiv)	hold itself out at all times as a legal entity separate from its Member or any other Person;

(xv)	not engage, directly or indirectly, in any business or purposes other than as required or permitted under this Agreement;

(xvi)	not engage in any merger, consolidation or liquidation transaction with any Person;

(xvii)	correct any known misunderstanding regarding its separate existence and identity;

(xviii)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xix)	cause its Board of Managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other limited liability company formalities;

(xx)	to the fullest extent permitted by law, not engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests except pursuant to the purposes and activities set forth in the Lease Agreement;

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(xxi)	not acquire any securities of its Member or any of its Affiliates;

(xxii)	cause its Managers, Officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing;

(xxiii)	not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other);

(xxiv)	comply with the provisions of this Agreement;

(xxv)	not take any action in a manner inconsistent with this Agreement or the Lease Agreement; and

(xxvi)	not incur, create or assume any debt.

Failure of the Company, or the Member or any Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or any Manager. Furthermore, none of the foregoing covenants or any other covenants contained in this Agreement shall require the Member to make any additional capital contributions to the Company.

Section 13. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Special Member nor any Manager or any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Manager or Officer of the Company.

Section 14. Capital Contributions.

The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto.

Section 15. Additional Contributions.

The Member is not required to make any additional capital contributions to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, Schedule B of this Agreement shall be deemed revised. The provisions of this Agreement, including this

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Section 15, are intended solely to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 16. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated 100% to the Member.

Section 17. Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

Section 18. Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 19. Other Business.

The Member, any Special Member and any Affiliate of the Member or any Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

(a) Neither the Member nor any Special Member nor any Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall be liable to

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the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of excess funds available to the Company only, and the Member shall have no personal liability on account thereof.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company, from excess funds available to the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the

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extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21. Assignments.

Subject to Section 22, and subject (to the extent required) the prior approval of the FCC, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the business of the Company shall continue without dissolution.

Section 22. Resignation.

So long as any Obligation is outstanding or the Lease Agreement remains in effect, the Member may not resign.

Section 23. Admission of Additional Members.

Subject (to the extent required) the prior approval of the FCC, one or more additional members of the Company may be admitted to the Company with the written consent of the Member and the unanimous approval of the Board (including the Independent Manager).

Section 24. Dissolution.

(a) Subject to Section 9(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) at any time there are no members of the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (except as provided in Section 21), to the fullest extent permitted by law, the personal representative of the Member is hereby authorized to, and shall, within thirty (30) days after the occurrence of the event that terminated the continued membership

14

of the Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as the substitute Member, effective as of the later of (A) the occurrence of the event that terminated the continued membership of the Member in the Company and (B) FCC approval (to the extent required) of the actions contemplated in (i) and (ii) above, and thereafter all references in this Agreement to the Member shall be deemed to refer to such substitute Member.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or any Special Member shall not cause the Member or any Special Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) Notwithstanding any other provision of this Agreement, each of the Member and any Special Member hereby waives any right it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of the Member or any Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25. Waiver of Partition: Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and any Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member or any Special Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 17 hereof. The interest of the Member in the Company is personal property.

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Section 26. Benefits of Agreement: No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or any Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 27. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 30. Amendments.

Subject to Section 9(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

Section 31. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 32. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement effective as of the first date written above.

MEMBER:

TERRESTAR HOLDINGS INC.

By:
Name:
Title:

17

SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” shall be deemed to have occurred with respect to a Person if: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) the Board of Managers or other similar governing body of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(l) and 18-304 of the Act.

“Board” or “Board of Managers” means the board of managers of the Company.

“Certificate of Formation” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware on September 9, 2009, as amended or amended and restated from time to time.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 20(a).

“GAAP” means generally accepted accounting principles in the United States of America.

“Independent Manager” means any natural person who (i) is not and for the prior five years has not been (A) a stockholder, officer, Manager, partner, member or employee or a significant customer, creditor, supplier or independent contractor of any member of the Parent Group, or any of its respective Affiliates, or (B) a member of the immediate family of any natural person described above, (ii) does not directly or indirectly own any class of voting stock of any member of Parent or any of its respective Affiliates, and (iii) is approved by Lessee, provided that without such approval by Lessee any appointment of a person or persons as an Independent Manager(s) shall not be effective.

“Lease Agreement” means the Spectrum Manager Lease Agreement dated September 17, 2009 by and among the Company, Parent and Lessee or, if entered pursuant to Section 3(h) thereof, a de facto transfer lease agreement among such parties.

“Lessee” means One Dot Four Corp., a Delaware corporation.

“Managers” means the managers elected to the Board of Managers from time to time by the Member, including the Independent Manager(s). A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or to dissolve or liquidate the Company.

“Member” means TerreStar 1.4 Holdings Inc., a Delaware corporation, as the initial member of the Company, and includes any Person admitted as an additional member of the Company, a substitute member of the Company pursuant to the provisions of this Agreement or any successor to any of the foregoing; provided, however, the term “Member” shall not include Special Members.

“Obligations” shall mean the liabilities and obligations of the Company under or in connection with this Agreement, the Lease Agreement or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Parent” means TerreStar Corporation, a Delaware corporation.

“Parent Group” means (A) the Member, (B) each person that, directly or indirectly, owns or Controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the stock having ordinary voting power in the election of managers of the Member, (C) each person that Controls, is Controlled by or is under common Control with the Member and (D) each of such person’s officers, directors, joint venturers and partners.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Special Member” means each of the person or persons acting as Independent Manager, in such Person’s capacity as Special Member, upon such person’s admission to the Company as a Special Member pursuant to Section 5(c).

B. Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement. References to any Person shall also include its successors and assigns.

SCHEDULE B

Name	Mailing Address	Agreed Value of Capital Contribution		Voting Interests	Economic Interests (Allocation of Profits & Losses)
TerreStar Holdings Inc.		[	*]	100%	100%

B-1

SCHEDULE C

Initial Managers

Jeffrey Epstein, Manager

Robert Gore, Manager

Philip A. Martone, Independent Manager

C-1

EXHIBIT B

LONG TERM DE FACTO TRANSFER LEASE AGREEMENT

This Long-Term De Facto Transfer Lease Agreement (this “Lease Agreement”) is entered into as of this      day of                     ,              by and between TerreStar 1.4 Holdings LLC, a Delaware limited liability company (“Lessor”), TerreStar Corporation, a Delaware corporation (“Parent”) and One Dot Four Corp., a Delaware corporation (“Lessee”) (each a “Party”, and collectively the “Parties”).

W I T N E S S E T H

WHEREAS, Lessor holds the licenses issued by the Federal Communications Commission (“FCC”) listed on Schedule I hereto (the “FCC Licenses”);

WHEREAS, Lessor desires to lease certain of its rights under its FCC Licenses in the geographic areas (the “Markets”) listed on Schedule II hereto (the “Leased Spectrum”) to Lessee pursuant to the terms hereof;

WHEREAS, Lessor and Lessee desire to enter into this Lease Agreement in order to: (i) grant Lessee the right to use the Leased Spectrum for the Term (as defined hereafter); (ii) establish the terms under which Lessee shall design, build and operate a wireless radio system in the Markets utilizing the Leased Spectrum (the “System”); and (iii) memorialize the respective rights and responsibilities of Lessor and Lessee with respect to the Leased Spectrum consistent with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC (the “Communications Laws”) and the terms and conditions set forth herein; and

WHEREAS, Lessor and Lessee have previously entered into that certain Spectrum Manager Lease Agreement (the “Initial Lease Agreement”), as of September     , 2009 (the “Initial Agreement Effective Date”) and desire, subject to obtaining prior FCC consent, to replace the Initial Lease Agreement with this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1. Agreement to Lease.

(a) Spectrum Usage Rights. Subject to the terms and conditions set forth herein, Lessor hereby grants Lessee exclusive rights (i) to use the Leased Spectrum and (ii) to use and exploit all of Lessor’s rights with respect to the Patent Applications granted to Lessor pursuant to the Patent License Agreement or otherwise, throughout the Term (the “Spectrum Usage Rights”).

(b) Permitted Use/Regulatory Classification. Lessee may use the Leased Spectrum to offer any service (e.g., fixed or mobile) it determines, so long as such use or services are not currently or hereafter prohibited under the terms and conditions of the FCC Licenses (including regulatory status as determined under the Communications Laws (e.g., common carrier or non-common carrier) or the Communications Laws and consistent with this Lease Agreement.

(c) Scope of Spectrum Usage Rights. Subject to (the terms and conditions of this Lease Agreement and the Communications Laws, the Spectrum Usage Rights granted to Lessee include the right to:

(i) design, construct, operate, maintain, supplement, and amend the System and determine the services to be offered by Lessee over the Leased Spectrum;

(ii) identify, obtain and maintain, in its own name or in the name of any of its affiliates, full legal right to all real property necessary to deploy or operate the System;

(iii) obtain and maintain, in its own name or in the name of any of its affiliates, appropriate zoning approval for the System;

(iv) purchase, in its own name or in the name of any of its affiliates, or otherwise provide, install, operate and maintain all equipment necessary or appropriate for the construction, testing, or operation of the System;

(v) provide administrative, legal, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary or appropriate for the construction, testing, maintenance and operation of the System;

(vi) provide operational, engineering, maintenance, repair and such other technical services as may be necessary for the construction, testing, maintenance and operation of the System;

(vii) control access to and from any facilities used in the System;

(viii) conduct and manage the affairs of the System, including the making of all ordinary business decisions in furtherance of the day-to-day operation of the System;

(ix) determine and carry out all policy decisions relating to the facilities of the System;

(x) hire, supervise, and dismiss all personnel employed in the operation of the System (other than employees hired by Lessor for the purpose of carrying out Lessor’s duties with respect to the FCC Licenses and the Leased Spectrum);

(xi) undertake all financial obligations, including payment of expenses arising out of the operation of the System, and securing all financing for the construction and operation of the System;

(xii) receive all monies and profits from the operation of the System;

(xiii) obtain OCNs, ACNA, NXX codes and federal identification numbers, negotiate wireless interconnection agreements with incumbent local exchange carriers, and secure requisite approvals/certifications from any required governmental authority to the extent necessitated by the proposed operations;

(xiv) make determinations as to the scope, marketing, and other terms and conditions of services to be provided to Lessee’s customers on the System;

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(xv) take all other actions that it deems necessary or desirable in the design, construction, testing, maintenance, marketing, and operation of the System or otherwise carry out any of the foregoing items; and

(xvi) hire agents, contractors or other third parties to perform any of the foregoing activities, subject to Lessee’s ultimate control, on Lessee’s behalf.

(d) Exclusivity. Throughout, and until the expiration or earlier termination of, the Term, Lessee shall have the exclusive right to use the Leased Spectrum and exercise the Spectrum Usage Rights granted herein. Lessee shall have the right to assign the Spectrum Usage Rights consistent with Section 14(e). Lessee shall not enter into any agreement to sublease or license any of the Leased Spectrum, except as provided in Section 14(e) hereof. Lessor shall not enter into any other agreement (including any agreement for the lease, partition, disaggregation, underlay use, time sharing or similar document) with any other person with respect to the Leased Spectrum; provided, however, that, subject to Section 11(h) hereof, nothing in this Section 1(d) is intended to restrict or prohibit Lessor’s rights to enter into any transaction that would result in a transfer of control of Lessor.

2. Obligations of Lessee.

(a) General obligations. Lessee shall be obligated to:

(i) cooperate with and aid Lessor with whatever actions Lessor is required to take, if any, in order to obtain the approvals or consents of any governmental authority to this Lease Agreement;

(ii) operate the System on the Leased Spectrum consistent with the Communications Laws, the laws of the Federal Aviation Administration (the “FAA”) or any other governmental body, this Lease Agreement, and the terms and conditions of the FCC Licenses (including eligibility, basic and character qualifications requirements, foreign ownership, use restrictions, and regulations intended to prevent harmful interference to any other licensed spectrum user entitled to interference protection under the Communications Laws);

(iii) satisfy the eligibility, qualification and all other requirements imposed on spectrum lessees under long-term de facto transfer leasing arrangements pursuant to 47 C.F.R. § 1.9030, including, but not limited to, the general eligibility rules set forth in 47 C.F.R. § 1.9030(d)(2);

(iv) comply with any and all applicable requirements of the FCC Licenses arising under the Communications Laws, including, but not limited to those relating to: radiofrequency (RF) safety rules for human exposure; the Communications Assistance for Law Enforcement Act (CALEA), 47 U.S.C. §§ 229, 1001 et seq., 47 C.F.R. Part 64, Subparts V and W; Equal Employment Opportunity (EEO), 47 C.F.R. §§ 1.815, 22.321; Telecommunications Relay Service (TRS), 47 U.S.C. § 225, 47 C.F.R. Part 64, Subpart F; North American Numbering Plan (NANP), 47 U.S.C. § 251(e), 47 C.F.R. Part 52; and universal service funds, 47 U.S.C. § 254, 47 C.F.R. §§ 54.706, 54.709;

(v) satisfy the FCC’s E-911 requirements set forth in 47 C.F.R. § 20.18 to the extent that they may be applicable to Lessee’s operation of the System; and

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(vi) take whatever actions are reasonably necessary to resolve any interference-related matters arising from operation of any System it may construct and operate on the Leased Spectrum, including, but not limited to, any conflicts between Lessee and any other licensed spectrum user.

(b) Equipment.

(i) Lessee shall purchase, install and maintain at its own expense, all equipment, including but not limited to, towers, transmission lines, antennas, microwave facilities, transmitters and related equipment that is necessary for its operations utilizing the Leased Spectrum. Lessor shall have no right to install, use, perform maintenance on, or operate any equipment used in the utilization of, or utilizing, the Leased Spectrum which rights shall remain at all times vested with Lessee.

(ii) Upon the termination of this Lease Agreement, Lessee shall promptly terminate the use of any transmitting equipment which is operating on the Leased Spectrum.

(c) FCC Compliance. Lessor acknowledges and agrees that Lessee shall be primarily responsible for ensuring that the Leased Spectrum is utilized in compliance with the Communications Laws, including, but not limited to, responsibility for all interactions with the FCC related to the use of the Leased Spectrum, but that Lessor shall be independently responsible for compliance with the Communications Laws applicable to the License as specified under the FCC’s rules governing de facto transfer leasing arrangements. Lessee acknowledges that Lessee shall remain independently responsible to Lessor and the FCC for complying with the foregoing, and agrees that it shall not construct or operate any facility utilizing the Leased Spectrum in a manner inconsistent with, contrary to, or in violation of, these requirements. Lessee hereby represents and warrants that it is familiar with the Communications Laws and further covenants, warrants and agrees that it shall operate on and utilize the Leased Spectrum at all times in compliance in all material respects with the Communications Laws applicable to the Leased Spectrum.

(d) Notification of Violations or Material Changes; Cooperation. Lessee shall promptly notify Lessor of the occurrence of any material violation of the Communications Laws of which it becomes aware, and of the initiation of any litigation, investigation, proceeding or inquiry of which Lessee becomes aware with regard to Lessee or the Leased Spectrum by the FCC or any other governmental authority. In the event that the FCC or other governmental authority initiates an investigation or inquiry concerning Lessee in connection with this Lease Agreement or any of Lessee’s actions or operations hereunder, Lessee agrees to cooperate with Lessor, the FCC, or other governmental authority.

3. Obligations of Lessor.

(a) Reserved

(b) Satisfaction of Construction Requirement. Construction undertaken by Lessee on the Leased Spectrum pursuant to this Lease Agreement shall be counted toward Lessor’s FCC construction requirements for the FCC Licenses.

(c) Maintenance of FCC Licenses. Lessor shall use commercially reasonable best efforts to maintain the FCC Licenses in full force and effect throughout the Term and use commercially

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reasonable best efforts to obtain the renewal of the FCC Licenses. Subject to compliance with the foregoing and without limiting the effect of Section 8(e) hereof, it is expressly acknowledged by each Party that the failure to obtain renewal of the FCC Licenses shall not be deemed a breach of this Lease Agreement by any Party and shall not give rise to any rights or claims by any Party against any other by reason of the termination of this Lease Agreement as result of such non-renewal, including, without limitation, if the basis for such lack of renewal is a determination by the FCC that its test for “substantial” service was not met. Lessor shall satisfy all of the requirements imposed on lessors under long-term de facto leasing arrangements by 47 C.F.R. § 1.9030 and, more generally, all duties and obligations of an FCC licensee under the Communications Laws.

(d) FCC Interactions. Throughout the Term, Lessee shall be the primary interface with the FCC on all matters directly relating to the Spectrum Usage Rights granted under this Lease Agreement; provided, however, that nothing contained herein shall restrict Lessor from interfacing with the FCC on policy matters relating to the Licenses themselves, subject to the following: Lessor will give Lessee reasonable notice of and, upon reasonable advance request, Lessee may, and at the request of Lessor, Lessee shall attend any meetings with the FCC and provide any other information and assistance in connection with FCC requests or positions which involve or relate to the FCC Licenses, and shall be given the right to take the lead with respect to any matter related to the Spectrum Usage Rights herein granted or Lessee’s use thereof.

(e) Notifications of Violations or Material Changes; Cooperation. Lessor shall promptly notify Lessee of the occurrence of any event or the initiation of any litigation, investigation, proceeding or inquiry by the FCC or any governmental authority which could reasonably be expected to have a material impact or result in a material change in its ownership of the FCC Licenses or Lessee’s operations under this Lease Agreement. In the event that the FCC or any other governmental authority initiates an investigation or inquiry concerning Lessor or Lessee in connection with this Lease Agreement or any of the performances rendered hereunder, Lessor agrees to cooperate with Lessee, the FCC, or other governmental authority.

(f) Spectrum Pairing Application. Within ten (10) days after receiving written request from Lessee therefor, which request shall have been delivered no later than six (6) months following the Initial Agreement Effective Date, the Parties shall cooperate in filing with the FCC an application (the “Spectrum Pairing Application”) seeking all consents (the “Spectrum Pairing Consents”) required to be obtained from the FCC with respect to one or more of the following pairing scenarios, as Lessee may determine in its sole discretion (the “Spectrum Pairing”): (i) unpairing the 1.4 GHz frequencies in the Leased Spectrum; (ii) [***]; and/or (iii) pairing the 1.4 GHz frequencies with other spectrum, provided that the terms of the Spectrum Pairing provided for in the Spectrum Pairing Application shall be acceptable to and in a manner specified by Lessee in Lessee’s sole discretion and, provided, further that Lessor and Lessee shall take all such actions necessary or desirable to prosecute the Spectrum Pairing Application and obtain the Spectrum Pairing Consents and cooperate in providing all information requested by the FCC and taking all steps reasonably necessary or appropriate to expedite the preparation, filing, prosecution and granting of any such application. Without limiting the foregoing, the Parties hereto shall (i) use their reasonable best efforts to cause all requisite filings and notifications to the FCC and other governmental or regulatory bodies requested or necessary in connection with the Spectrum Pairing; (ii) furnish such information and assistance as may be reasonably necessary in connection with the preparation or prosecution of any such filings and notifications; (iii) keep the other Parties promptly apprised of any communications with, and inquiries or requests for information from, such governmental or regulatory bodies with respect to the Spectrum Pairing; (iv) keep the other Parties apprised of the status of all applications filed with the FCC and all

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other governmental or regulatory bodies responsible for communications matters; and (v) permit the other Parties to review any material communication given by it to, and consult with the other Parties in advance of any meeting or conference with, any such governmental or regulatory body. [***]

(g) Changes to Regulatory Classification; Waivers of License Conditions. Upon Lessee’s request, Lessor shall make such filings with the FCC and, if and when required, seek FCC consent to changes in the regulatory classification of the Licenses, and such waivers in the conditions for operation thereunder as Lessee may reasonably request. Lessor shall take all actions reasonably necessary to obtain the FCC’s approval of such changes and waivers.

4. Obligations of Parent

Parent agrees to cooperate with Lessee, the FCC, or other governmental authority, including, to the extent required, taking reasonable actions required to ensure Lessor’s compliance with its obligations hereunder, including as to matters of FCC and other legal and regulatory compliance. Such cooperation and actions shall include ensuring the proper execution and filing of all FCC notifications and applications contemplated hereunder or necessary in furtherance hereof. Parent shall in no event take or authorize the taking of any action in violation of Lessor’s obligations hereunder or that would jeopardize Lessor’s qualifications as an FCC licensee.

5. Reserved.

6. Reserved.

7. Reserved.

8. Term; Early Termination.

(a) Term. The rights and obligations created under this Lease Agreement shall become effective on the date which the FCC consents to the FCC De Facto Transfer Lease Application (the “Effective Date”), and shall continue in effect until April 23, 2017 (the “Initial Term”).

(b) Renewal. This Lease Agreement shall, subject to the terms and conditions hereof, be automatically renewed for two additional ten (10) year terms (“Renewal Terms,” and together with the Initial Term, the “Term”) unless Lessee gives Lessor written notice of non-renewal no later than ninety (90) days prior to the conclusion of the Initial Term or the first Renewal Term. At the conclusion of the second Renewal Term, this Lease Agreement shall terminate unless the Parties shall have otherwise agreed in writing. Lessor and Lessee shall timely notify the FCC of the extension of Lessee’s intent to operate during the Renewal Terms as soon as practicable.

(c) Termination by Reason of Default. At the option of Lessor or Lessee, in their sole discretion, this Lease Agreement may be terminated upon the material breach or default by Lessor or Lessee, as applicable, of its duties, covenants and obligations hereunder if such breach or default shall continue for a period of thirty (30) consecutive days after Lessor or Lessee, as applicable, takes receipt of written notice thereof from the non-defaulting Party.

(d) Failure to Obtain Renewal; Termination of the FCC Licenses. This Lease Agreement shall terminate automatically with respect to any one of the FCC Licenses upon the termination of such license, either by reason of the non-renewal at the end of its initial license term, by reason of the express actions of the FCC, or otherwise in accordance with its terms; provided, however, that the

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Term shall automatically be extended during the pendency of the FCC’s consideration of any application for the renewal of such license or while the effectiveness of the FCC’s decision to terminate a license has been stayed. If one or more, but not all, of the FCC Licenses are so terminated, Lessee shall have the option of terminating the remainder of this Lease Agreement upon thirty (30) days written notice to Lessor. If this Lease Agreement is not so terminated in its entirety, the monthly Lease Agreement Payments shall be reduced (from and after the date of the termination of one or more of the FCC Licenses) by a fraction equal to the proportion of the fair market value of the FCC Licenses lost to the total fair market value of all of the FCC Licenses, as shall be reasonably agreed by the Parties or, if they are not able expeditiously to agree, as may be referred for resolution by arbitration in accordance with Section 14(j) hereof.

(e) Failure to Construct. Lessor may terminate this Lease Agreement at any time after April 23, 2015 through the end of the Initial Term upon ninety (90) days notice to Lessee if (and if not remedied within said ninety (90) day notice period): (i) there has been no material construction of facilities to be used to offer service under the FCC Licenses taken as a whole and (ii) Lessor reasonably determines, after reasonable consultation with Lessee, that the FCC’s “ ‘substantial’ service” renewal standard for the FCC Licenses will not be satisfied by April 23, 2017. Lessor shall not be entitled to exercise such a general right of termination to the extent that Lessee may have proceeded with construction under some, but not all of the Licenses, but may do so as to individual FCC Licenses under which there has been no construction at the relevant time, if the standard for such termination set forth above is established as to such FCC Licenses. If Lessor exercises such partial termination rights, Lessee shall have the same right then to terminate this Lease Agreement in its entirety or to have the monthly lease fee for the remainder of the FCC Licenses as it would in the event of the termination of some, but not all, of the FCC Licenses, as provided in Section 8(d) above.

(f) Effect of Termination. Termination of this Lease Agreement for any reason shall not relieve any Party of any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any laws or omission prior to such termination or the survival of any right, duty or obligation of any Party which is expressly stated elsewhere in this Lease Agreement to survive termination hereof; provided that the sole and exclusive remedy of Lessor and liability of Lessee for failure of Lessee to make required Lease Agreement Payments hereunder shall be termination by Lessor pursuant to Section 8(c) above. For the avoidance of doubt, in the event of a termination by Lessor pursuant to Section 8(c), from and after the date of such termination, Lessor shall have no right or claim to any remaining Lease Agreement Payments that, were it not for such termination, would have otherwise been due from Lessee through the end of the Initial Term or a Renewal Term, as the case may be.

(g) Suspension. Lessee shall suspend its operations at the direction of the FCC.

(h) Termination of Initial Lease Agreement. Lessor and Lessee agree that the Initial Lease Agreement shall terminate upon the Effective Date of this Agreement; provided that all made and outstanding payments, liabilities accrued and discharged under the Initial Lease Agreement shall be deemed to apply hereunder as if a single agreement from the Initial Agreement Effective Date.

9. Payments.

(a) Lease Agreement Payment. Beginning on the Effective Date and continuing on the first day of each month thereafter until the earlier of the date of termination of this Lease Agreement and

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the end of the Initial Term, Lessee shall pay or deliver to Lessor a lease payment (any payment pursuant to this Section 9(a), a “Lease Agreement Payment”) in the amount of one million dollars ($1,000,000) per month; provided that upon the earlier of (i) receipt of all Spectrum Pairing Consents, without material adverse conditions, or (ii) the date that is eight (8) months after the Effective Date in the event the Spectrum Pairing Consents, without material adverse conditions, have not been received as of such date, the Lease Agreement Payment for the remainder of the Initial Term shall be increased to two million dollars ($2,000,000) per month. Lease Agreement Payments for any partial month shall be prorated. During a Renewal Term, the monthly Lease Agreement Payment shall be the greater of (i) two million dollars ($2,000,000) and (ii) two million dollars ($2,000,000) multiplied by the Consumer Price Index for All Urban Consumers, as published by the United States Bureau of Labor Statistics (the “CPI-U”), most recently prior to the commencement of such Renewal Term divided by the CPI-U most recently published prior to the commencement of the Initial Term.

(b) Regulatory Fees. Lessee shall be responsible for paying to Lessor (or directly to the FCC if permitted) at least fifteen (15) days before they may be due, all required FCC regulatory fees accruing by reason of Lessee’s operation of the System on the Leased Spectrum, except for any such fees that may be assessed directly on Lessee by reason of its operation of a commercial mobile radio service system.

(c) Sales and Use Taxes. Lessee shall be responsible for billing, collecting, reporting, and remitting any and all sales or use taxes due and payable that are directly related to Lessee’s use of the Leased Spectrum and the services provided thereon.

10. Express Covenants and Agreements. Anything contained herein to the contrary notwithstanding, the Parties agree that the following requirements shall apply:

(a) Lessor, Lessee and, to the extent related to the FCC Licenses, Parent shall comply at all times with applicable rules set forth in the Communications Laws and any other applicable laws, rules and regulations. This Lease Agreement may be revoked, cancelled, or terminated by Lessor or Lessee if Lessor or Lessee, as applicable, fails to comply with the applicable requirements and such Party fails to cure such failure within thirty (30) consecutive days notice thereof from the Party exercising such right of termination;

(b) If any of the FCC Licenses are revoked, cancelled, terminated, or otherwise cease to be in effect, Lessee has no continuing authority or right to use the Leased Spectrum associated with such license unless otherwise authorized by the FCC;

(c) The Lease Agreement is not an assignment, sale, or transfer of the FCC Licenses;

(d) The Lease Agreement shall not be assigned to any entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; and

(e) Lessor shall not consent to an assignment of this Lease Agreement unless such assignment complies with applicable Communications Laws.

11. Representations, Warranties and Additional Covenants.

Each of the Parties hereto represents, warrants and covenants to the other, with respect to facts and issues relating to it, that:

(a) it has full power and authority to carry out all of the transactions contemplated hereby;

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(b) it shall comply in all material respects with all material laws, including state, local and federal rules and regulations governing the business, ownership, management and operations of such Party under this Lease Agreement;

(c) all requisite resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Lease Agreement by it have been duly adopted and complied with.

(d) Lessor further represents and warrants to Lessee as follows:

(i) Lessor is the duly authorized exclusive holder of the FCC Licenses and that it meets the requisite eligibility and qualification requirements to hold the Licenses and lease them to Lessee. Lessor holds the FCC Licenses free and clear of all liens, and no other person has any right, title or interest (including, but not limited to, any right of first refusal or leasehold interest) in or to any of the FCC Licenses or the associated spectrum. The FCC Licenses have been granted to Lessor by Final Order and are in full force and effect.

(ii) The term of such licenses is as set forth at Schedule 1 hereto.

(iii) There is not pending or, to the knowledge of Lessor, threatened against Lessor or any of the FCC Licenses, nor does Lessor know of any basis for, any application, action, formal complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding before the FCC or any other governmental body, against Lessor or any of the FCC Licenses, which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any of the FCC Licenses, or which seeks the imposition of any adverse modification or amendment thereof, or the payment of a material fine, sanction, penalty, damages or contribution in connection with its use.

(iv) All material documents required to be filed at any time by Lessor with the FCC or any other governmental body pursuant to FCC rules and policies with respect to each of the FCC Licenses have been timely filed or the time period for such filing has not lapsed, except where the failure to timely file or make such filing would not be material. All of such filings are complete and correct in all material respects. None of the FCC Licenses is subject to any conditions other than those appearing on its face and those imposed by FCC rules and policies. All amounts owed to the FCC in respect of each of the FCC Licenses have been timely paid and, as of the date hereof, no further amounts are due to the FCC in respect of any of the FCC Licenses. Without limitation of the foregoing, the FCC Licenses are not subject to any obligation to make installment payments.

(v) Lessor is in compliance in all material respects with all laws, rules and regulations applicable to the FCC Licenses, and has complied in all material respects with the terms and conditions of the FCC Licenses. Lessor has not received written notice of any complaint or order filed alleging any material non-compliance with respect to any such laws, rules or regulations, in each case to the extent applicable to each of the FCC Licenses.

(vi) Schedule II includes all FCC licenses in which Lessor or any of Lessor’s affiliates has any right or interest in the 1390-1395 MHz or 1432-1435 MHz spectrum.

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(e) Lessor shall not take any action inconsistent with Lessee’s rights or, subject to Lessee’s duties to FCC compliance solely as stated herein, in any way interfere or disturb Lessee’s rights set forth in this Lease Agreement.

(f) Structure of Lessor; Operating Covenants.

(i) Lessor was formed on September 9, 2009 and is in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and carry on its as now conducted. Lessor has (i) not engaged in business prior to entering into this Lease Agreement, (ii) no liabilities of any kind other than as set forth herein and attendant to its ownership of the Leased Spectrum pursuant to law and regulation, and (iii) no assets other than the Leased Spectrum and its rights hereunder. The certificate of formation and form of limited liability company agreement of Lessor are attached as Exhibit A hereto. Lessor is a wholly-owned subsidiary of TerreStar Holdings Inc. (“Holdco”) and Lessor has no subsidiaries, wholly-owned or otherwise. Holdco is a wholly-owned subsidiary of Parent. In addition, Lessor shall:

(ii) maintain (A) correct and complete corporate records and books of account and minutes of the meetings and the other proceedings of its members and board of managers and (B) such records, books and minutes separate from those of any other person;

(iii) have its own principal executive and administrative office through which its business is conducted separate from those of any person, provided, however that such office(s) may be within the premises of and leased from Parent or its affiliates;

(iv) not commingle its assets with those of any other person;

(v) maintain books and records separate from any other person;

(vi) conduct its own affairs in its own name;

(vii) maintain and periodically prepare separate financial statements in accordance with GAAP;

(viii) pay its own liabilities out of its own funds;

(ix) strictly observe all organizational formalities, including holding appropriate meetings in connection with the activities of its member and managers, as required by law, or the Lessor’s organizational documents;

(x) maintain an “arm’s-length relationship” with its affiliates and its member and cause all business transactions entered into by Lessor with any of its affiliates to be on terms that are not more or less favorable to Lessor, as the case may be, than terms and conditions available at the time to Lessor for comparable arm’s-length transactions with unaffiliated persons;

(xi) pay the salaries, if any, of its own officers, managers and employees, if any;

(xii) not guarantee or become obligated for the debts of any other person, including any affiliate, or hold out its credit as being available to satisfy the obligations of others;

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(xiii) use stationery, invoices, checks and telephone numbers through which all business correspondence and communication are conducted separate from those of any other person;

(xiv) not pledge its assets for the benefit of any other person;

(xv) hold itself out at all times as a legal entity separate from its member or any other person;

(xvi) not engage, directly or indirectly, in any business or purposes that would be inconsistent with this Lease Agreement;

(xvii) not engage in any merger, consolidation or liquidation transaction with any Person;

(xviii) correct any known misunderstanding regarding its separate existence and identity;

(xix) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xx) cause its board of managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other limited liability company formalities;

(xxi) to the fullest extent permitted by law, not engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests except pursuant to the purposes and activities set forth in this Lease Agreement;

(xxii) not acquire any securities of its member or any of its affiliates;

(xxiii) cause its managers, officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing;

(xxiv) not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other);

(xxv) comply with the provisions of its organizational documents;

(xxvi) not take any action in a manner inconsistent with this Lease Agreement; and

(xxvii) not incur, create or assume any debt.

Failure of Lessor, or its member or any manager on behalf of Lessor, to comply with any of the foregoing covenants or any other covenants contained in Lessor’s organizational documents shall not affect the status of Lessor as a separate legal entity or the limited liability of a member or any manager.

(g) Lessee may, by written notice to Lessor given at any time during the Term (i) until thirty-six (36) months after receipt of the Spectrum Pairing Consents and (ii) during the six (6) month period following any (x) direct or indirect Change of Control of Lessor or (y) initiation by any third

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party of any proceeding challenging this Lease Agreement or any of the rights granted to Lessee pursuant to this Lease Agreement, including, but not limited to, an injunction or other limitation with respect to the Spectrum Usage Rights, purchase all of Lessor’s right, title and interest in the Leased Spectrum and Patent Applications for (A) from the date hereof until the date that is eight (8) months after the Effective Date, (i) in the event the FCC has not approved the Spectrum Pairing Application, $150,000,000, or (ii) in the event the FCC has approved the Spectrum Pairing Application, $250,000,000, or (B) beginning on the date that is eight (8) months after the Effective Date, $250,000,000 (the applicable option purchase price, the “Option Purchase Price”), in each case subject to receiving all necessary Spectrum Pairing Consents by Final Order. If Lessee elects to exercise the purchase option, Lessor will, subject to receipt of all necessary consents, including any necessary member consents and approvals, sell, transfer and convey all of its right, title and interest in the Leased Spectrum and Patent Applications free and clear of any liens or encumbrances (but subject to the terms and conditions of the licenses themselves, and to applicable statutes and FCC rules, including without limitation 47 U.S.C. § 304). Upon any such purchase this Lease Agreement shall terminate. Fifty percent (50%) of all Lease Agreement Payments theretofore made shall be credited towards the above Option Purchase Price and forty percent (40%) of the Option Purchase Price may be paid in the form of debt securities and/or preferred equity issued by Lessor or its affiliates, valued at face amount, provided that if such debt securities and/or preferred equity are converted into common equity or other securities, forty percent (40%) of the Option Purchase Price may be paid in the form of such common equity or other securities, provided further that any such common equity or other securities resulting from the conversion of debt securities and/or preferred equity shall be valued at the face amount of the underlying debt securities and/or preferred equity. In the event that Lessee exercises the above option, the Parties shall use their commercially reasonable efforts to obtain all related party and third party consents required to consummate such purchase.

(h) Right of First Refusal.

(i) If at any time during the Term, Parent, Lessor, or any of their respective affiliates (the “Offering Party”) desires to effect directly or indirectly (A) a transfer of membership interests in Lessor, (B) any transaction or series of transactions that would result in Parent not being the beneficial or legal owner, directly or indirectly, of more than fifty percent (50%) of the total equity or voting stock of Holdco, or (C) a transfer of the Leased Spectrum or Patent Applications (any such membership interests, capital stock or Leased Spectrum proposed to be transferred, the “Offered Interest”), and the Offering Party receives from a third party a bona fide offer (an “Offer”) for the transfer of such Offered Interest, the Offering Party shall provide Lessee written notice thereof within two (2) business days of receipt of such Offer (the “Offer Notice”), identifying the third party making the Offer, the Offered Interest covered by the Offer, the price at which the transfer is proposed to be made (the “Offer Price”), and all other material terms and conditions of the Offer. No transfer of less than all of the membership interests, capital stock or Leased Spectrum pursuant to this Section 11(h) shall be permitted.

(ii) Lessee shall have the option to purchase the Offered Interest (in whole and not in part) at the lower of (A) the Offer Price, or (B) the applicable Option Purchase Price pursuant to Section 11(f) by giving irrevocable written notice thereof (an “Acceptance Notice”) to Lessor within fifteen (15) days after receipt of the Offer Notice (the “Offer Period”). In the event Lessee exercises such option to purchase pursuant to delivery of an Acceptance Notice, Lessor shall use reasonable best efforts to obtain any and all necessary consents, including any third party consents and approvals.

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(iii) If an effective Acceptance Notice shall not have been delivered to Lessor before the end of the Offer Period, then the Offering Party may transfer the Offered Interest to the bona fide third party purchaser and this Lease Agreement shall terminate. In the event that the Offering Party elects to sell an Offered Interest pursuant to this provision, the third party purchaser must purchase such Offered Interest no more than 60 days (or longer, if the HSR Act, Communications Laws or other applicable law or regulation so requires) after the expiration of the Offer Period strictly in accordance with the terms and conditions of the Offer Notice. In the event that an Offering Party shall not have transferred all of the Offered Interest within 60 days (or longer, if the HSR Act, Communications Laws or other applicable law or regulation so requires) after the expiration of the Offer Period, then the provisions of this Section 11(h) shall again apply, and such Offering Party shall not thereafter effect directly or indirectly a transfer of membership interests in Lessor or capital stock of Holdco or the Leased Spectrum without again complying with this Section 11(h).

(iv) Fifty percent (50%) of Lease Agreement Payments shall be credited towards the above Offer Price and forty percent (40%) of the Offer Price may be paid in the form of debt securities and/or preferred stock issued by Lessor or its affiliates, valued at face amount, provided that if such debt securities and/or preferred equity are converted into common equity or other securities, forty percent (40%) of the Option Purchase Price may be paid in the form of such common equity or other securities, provided further that any such common equity or other securities resulting from the conversion of debt securities and/or preferred equity shall be valued at the face amount of the underlying debt securities and/or preferred equity. In the event that Lessee exercises the above right of first refusal, the Parties shall use their reasonable commercial efforts to obtain all related party and third party consents required to consummate such transfer.

(i) Lessee acknowledges that Lessor is hereby relying, and shall have the right to so rely upon Lessee’s representations and warranties to Lessor hereunder and Lessee’s certification to the FCC that Lessee satisfies the requisite eligibility and qualification requirements contained in the FCC De Facto Transfer Lease Agreement Application. The Parties hereby acknowledge that the foregoing representations and warranties and certification of Lessee was a material inducement to Lessor entering into this Lease Agreement and a condition precedent to the execution and delivery of this Lease Agreement by Lessor.

12. Indemnification.

(a) Except as otherwise provided in Section 8(f), Lessee shall save, defend, indemnify and hold harmless Lessor and its affiliates, their respective successors and assigns, and the shareholders, directors, officers, employees, members, partners, advisors and agents of any and all of the foregoing (the “Lessor Indemnified Persons”), from and against any and all loss, damage or expense (including attorney’s fees and expenses) incurred or suffered by any Lessor Indemnified Person arising out of, in connection with, or relating to (i) any breach of any of the representations or warranties made by Lessee in this Lease Agreement, (ii) any failure by Lessee to perform any of its covenants or agreements contained in this Lease Agreement, or (iii) any claims by third parties arising out of, in connection with or relating to the use of the Leased Spectrum, the exercise of the Spectrum Usage Rights, or the operation of the System or any part thereof, including any equipment utilized therein, after the Effective Date except, with respect to clauses (i), (ii) and (iii) to the extent such breach or failure, as applicable, was caused by a breach of this Lease Agreement by Lessor or by the gross negligence or willful misconduct of the Lessor; provided, however that Lessee’s obligations pursuant

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to this Section 12 shall not exceed the aggregate amount of Lease Agreement Payments paid to Lessor by Lessee as of the date Lessor requests indemnification pursuant to this Section 12. Lessor acknowledges and agrees that its sole and exclusive remedy with respect to the claims for breach of representations or warranties contained in this Lease Agreement shall be pursuant to the indemnification provisions set forth in this Section 12.

(b) Lessor and Parent shall save, defend, indemnify and hold harmless Lessee and its affiliates, their respective successors and assigns, and the shareholders, directors, officers, employees, members, partners, affiliates, advisors and agents of any and all of the foregoing (the “Lessee Indemnified Persons”), from and against any and all loss, damage or expense (including attorney’s fees and expenses) incurred or suffered by any Lessee Indemnified Person arising out of, in connection with, or relating to (i) any breach of any of the representations or warranties made by Lessor in this Lease Agreement or (ii) any failure by Lessor or Parent to perform any of its covenants or agreements contained in this Lease Agreement, including, but not limited to, any failure to comply with the Communications Laws which results in the termination of the FCC Licenses during the Term hereof except, with respect to clauses (i) and (ii), to the extent such breach or failure, as applicable, was caused by a breach of this Lease Agreement by Lessee. Lessee acknowledges and agrees that its sole and exclusive remedy with respect to the claims for breach of representations or warranties contained in this Lease Agreement shall be pursuant to the indemnification provisions set forth in this Section 12.

(c) In no event shall any Party be liable for indirect, special, lost profits, consequential or punitive damages arising out of a breach of this Lease Agreement, even if advised at the time of breach of the possibility of such damages, except for losses arising out of any grossly negligent or fraudulent act or omission.

13. Relationship.

Nothing in this Lease Agreement shall be construed to render Lessor and Lessee partners, members or joint venturers or to impose upon any of them any liability or obligation as such. Additionally, nothing in this Lease Agreement shall be construed to render Lessee (including any of its employees or contractors) an agent or employee of Lessor, or render Lessor (including any of its employees or contractors) an agent or employee of Lessee.

14. Miscellaneous.

(a) Document Inspection. Each Party shall retain a duly executed copy of this Lease Agreement (including any amendments thereto) in its files, and shall, upon request and subject to the provisions contained herein, provide the FCC or any other governmental body with a photocopy of this Lease Agreement.

(b) Entire Agreement. This Lease Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof and thereof.

(c) Amendments and Waivers. Any provision of this Lease Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by Lessor and Lessee or (in the case of a waiver) by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder and no course of conduct shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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(d) Remedies Cumulative. Except as otherwise provided herein, all rights, powers and remedies provided under this Lease Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power, or remedy thereof by a Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(e) Assignment. This Lease Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Lease Agreement or all or any part of a Party’s rights and obligations hereunder may not be assigned, subleased, or otherwise transferred without the express written consent of the other Parties, provided that Lessee may withhold such consent in its sole discretion, provided, further that Lessor and Parent shall give such consent without delay or (except as stated below) condition, as to any entity that is eligible under the Communications Laws to be Lessee hereunder. No assignment shall relieve the assigning Party of liability under the terms and conditions of this Lease Agreement, provided, however that the assigning Party shall be relieved from any and all liability hereunder if the non-assigning party reasonably determines based on evidence provided by the assigning Party that the proposed assignee is in sound financial condition as of the date of the proposed assignment. If a Party consents to any assignment or sublease by another Party, such assignee/sublessee shall enter into a written agreement pursuant to which it agrees to be bound by all of the terms and conditions of this Lease Agreement applicable to the assigning Party. In such event, the Parties and the assignee/sublessee shall timely prepare and file appropriate FCC applications or notifications consistent with applicable requirements of the Communications Laws, and any such assignment or sublease shall not become effective until any required FCC consents have been obtained or the applicable waiting periods required have elapsed. Anything to the contrary in this Lease Agreement notwithstanding, in no event shall any Party be deemed to have consented to an assignment or sublease: (i) not in compliance with the Communications Laws, any other applicable laws, or the terms and conditions of this Lease Agreement; (ii) made to a person or entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; or (iii) made to a person or entity not in privity with the other Party. Any assignment or sublease shall be null and void if it is in violation of the foregoing restrictions.

(f) Governing Law. This Lease Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

(g) Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or by overnight delivery, as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either Party may from time to time specify):

If to Lessor or Parent:

TerreStar Corporation

12010 Sunset Hills Road, Ninth Floor

Reston, VA 20190

Attention: Douglas I. Brandon

Facsimile: (703) 483-7978

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With copies (which shall not alone constitute notice) to:

Gibson, Dunn & Crutcher

200 Park Avenue

New York, NY 10021

Attention: David Wilf

Facsimile: (212) 351 6277

If to Lessee:

Harbinger Capital Partners Master Fund I, Ltd.

c/o Harbinger Capital Partners LLC

450 Park Avenue, 30th Floor

New York, New York 10022

Attn: Corrine J. Glass

Facsimile: (212) 658-9385

with copies to (such copies not constituting notice hereunder):

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attn: Joseph Basile

Facsimile: (617) 772-8333

(h) Expenses. Except as otherwise expressly provided in this Lease Agreement, each Party shall bear its own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the drafting and execution of this Lease Agreement, provided, however that Lessee shall reimburse Lessor for any filing fees required to be made in connection with the submission of filings to the FCC pursuant to this Lease Agreement.

(i) Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Lease Agreement to the extent that such delay is caused by reason of acts of God, wars, revolution, terrorism, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the Party affected (“Condition”). If any such Condition occurs, (i) the Party affected, upon giving prompt notice to the other Party, will be excused from such performance on a day-to-day basis during the continuance of such Condition (and the other Party will likewise be excused from performance of its obligations on a day-to-day basis during the same period); provided, however, that the Party so affected will use commercially reasonable efforts to avoid or remove such Condition and both Parties will proceed as soon as is reasonably practicable with the performance of their obligations

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under this Lease Agreement whenever such causes are removed or cease (subject to the other Party’s rights under clause (ii) of this Section 14(i)); and (ii) the other Party will have the right, during the continuance of such Condition, and for a reasonable period of time following receipt of notice of the termination of such Condition, to secure alternative means (whether through an alternative provider or otherwise) to satisfy the obligations of the affected Party that are not being satisfied as a result of the Condition. The Parties agree that this Section 14(i) is not intended to be a waiver of any rights the Parties might otherwise have under applicable common law to terminate this Lease Agreement as a result of any Condition. The foregoing notwithstanding, no delay or other failure to perform shall be excused pursuant to this Section 14(i) by the acts or omissions of a Party’s subcontractors, material men, suppliers, or other third persons providing products or services to such Party, unless such acts or omissions are themselves the product of a Condition, and unless such delay or failure and the consequences thereof are beyond the reasonable control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

(j) Arbitration; Consent to Service of Process.

(i) Any controversy, dispute or claim arising under or in connection with this Lease Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort of statute) shall be resolved by a binding arbitration, to be held in New York, New York pursuant to the Federal Arbitration Act and in accordance with the then-prevailing International Arbitration Rules of the American Arbitration Association (the “AAA”). The AAA shall select three arbitrators. Each Party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the Parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the Parties that the tribunal of three arbitrators be constituted as expeditiously as possible following the submission of the dispute to arbitration. Once such tribunal is constituted and except as may otherwise be agreed in writing by the Parties involved in such dispute or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrators shall render their final award within sixty (60) days, subject to extension by the arbitrators upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto, including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the Borough of Manhattan of the City, County and State of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the Borough of Manhattan of the City, County and State of New York over any such action.

(ii) Each of the Parties hereto hereby consents to process being served by any Party to this Lease Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with Section 14(g).

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(k) Counterparts. This Lease Agreement may be executed and delivered (including by electronic transmission) in one or two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

(l) Headings. The headings of the articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Lease Agreement.

(m) Confidentiality/No Public Announcement. Except as set forth in Section 14(a) hereof and the FCC Lease Agreement Notification, no Party shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Lease Agreement or disclose the terms and conditions of this Lease Agreement or any materials or information that it may receive from the other Party or its representatives in the implementation of this Lease Agreement, including, but not limited to, (i) tangible, intangible, visual, electronic, present, or future information about the disclosing Party’s or its affiliates’ business, business plans, strategies, operations, records, finances, assets, data and other information, and (ii) all data, notes, summaries or other works derived from the information specified in subclause (i), to any third party, except as and to the extent that any such Party shall be so obligated by law or regulation, in which case the other Party shall be advised and the Parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not preclude communications or disclosures necessary to implement or comply with the provisions of this Lease Agreement or to comply with accounting, securities exchange or Securities and Exchange Commission disclosure obligations or applicable FCC disclosure obligations.

15. Definitions.

“AAA” has the meaning set forth in Section 14(j) to this Lease Agreement.

“Acceptance Notice” has the meaning set forth in Section 11(h)(ii) to this Lease Agreement.

“affiliate” means with respect to any person, any other person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with, the first-mentioned person.

“Change of Control” means, when used with respect to any entity, the occurrence of any of the following events: (1) the sale, transfer, assignment, lease, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the entity and its subsidiaries taken as a whole to any “person” or “group” as such terms are used in section 13(d)(3) of the Exchange Act, other than any such disposition to a subsidiary; (2) the adoption of a plan relating to the liquidation or dissolution of the entity; (3) any “person” or “group” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50.0% of the total voting power of the voting stock or membership interests of the entity (or any direct or indirect parent company thereof); (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors or managers of the entity (together with any new directors whose election or appointment by such board of directors or managers or whose nomination for election by the stockholders of the entity was approved by a vote of not less than a majority of the directors or managers then still in office who were either directors or managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors or managers then in office; (5)

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the entity or any direct or indirect parent company thereof consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the entity or any direct or indirect parent company thereof, in any such event pursuant to a transaction in which any of the outstanding voting stock or membership interests of the entity or any direct or indirect parent company thereof is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock or membership interests of the entity or such direct or indirect parent company outstanding immediately prior to such transaction is converted into or exchanged for voting stock or membership interests of the surviving or transferee person (or its ultimate parent person) constituting at least a majority of the total voting power of the voting stock or membership interests of such surviving or transferee person (or such ultimate parent person) immediately after giving effect to such transaction; or (6) the entity or any direct or indirect parent company thereof seeks bankruptcy protection, is deemed insolvent or is named party to insolvency, restructuring, or other similar proceedings.

“Communications Laws” has the meaning set forth in the Recitals to this Lease Agreement.

“Condition” has the meaning set forth in Section 14(i) to this Lease Agreement

“Effective Date” has the meaning set forth in Section 8(a) to this Lease Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“FAA” has the meaning set forth in Section 2(a)(ii) to this Lease Agreement.

“Facility Filing” has the meaning set forth in Section 7(b) to this Lease Agreement.

“FCC” has the meaning set forth in the Recitals to this Lease Agreement.

“FCC De Facto Transfer Lease Agreement Application” has the meaning set forth in Section 3(h) of the Initial Lease Agreement.

“FCC Licenses” has the meaning set forth in the Recitals to this Lease Agreement.

“Final Order” means an action taken or order issued by the FCC as to which: (i) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (ii) no petition for reconsideration or review of the action or order, or protest of any kind, is pending and the time for filing any such petition or protest is passed; (iii) the action or order is not subject to reconsideration or review sua sponte and the time for such reconsideration or review has passed; and (iv) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

“Initial Term” has the meaning set forth in Section 8(a) to this Lease Agreement.

“Lease Agreement” has the meaning set forth in the Preamble to this Lease Agreement.

“Lease Agreement Payment” has the meaning set forth in Section 9(a) to this Lease Agreement.

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“Leased Spectrum” has the meaning set forth in the Recitals to this Lease Agreement.

“Lessee” has the meaning set forth in the Preamble to this Lease Agreement.

“Lessee Indemnified Persons” has the meaning set forth in Section 11(b) to this Lease Agreement.

“Lessor” has the meaning set forth in the Preamble to this Lease Agreement.

“Lessor Indemnified Persons” has the meaning set forth in Section 11(a) to this Lease Agreement.

“Markets” has the meaning set forth in the Recitals to this Lease Agreement.

“Offer” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offered Interest” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offering Party” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offer Notice” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Offer Period” has the meaning set forth in Section 11(h)(ii) to this Lease Agreement.

“Offer Price” has the meaning set forth in Section 11(h)(i) to this Lease Agreement.

“Option Purchase Price” has the meaning set forth in Section 11(f) to this Lease Agreement.

“Parent” has the meaning set forth in the Recitals to this Lease Agreement.

“Party” or “Parties” has the meaning set forth in the Preamble to this Lease Agreement.

“Patent Applications” means United States Provisional Patent Application Number 60/908,289 filed March 27, 2007, entitled “Method and System for Improving the Special Efficiency of a Data Communication Link” and United States Provisional Patent Application Number 60/913,153 filed April 20, 2007, entitled “Method and System of Conserving Power in a Constrained System,” including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof.

“Patent License Agreement” means that certain OBE Patent License Agreement, dated April 11, 2007, by and among Telcom Ventures, L.L.C., CCTV Wireless I LLC and CCTV One Four Holdings LLC.

“person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Renewal Term” has the meaning set forth in Section 8(b) to this Lease Agreement.

“Spectrum Pairing” has the meaning set forth in Section 3(g) to this Lease Agreement.

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“Spectrum Pairing Application” has the meaning set forth in the Section 3(g) to this Lease Agreement.

“Spectrum Pairing Consents” has the meaning set forth in Section 3(g) to this Lease Agreement.

“Spectrum Usage Rights” has the meaning set forth in the Section 1(a) to this Lease Agreement.

“System” has the meaning set forth in the Recitals to this Lease Agreement.

“Term” means the Initial Term, along with any applicable Renewal Term, collectively.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Lease Agreement as of the date first above written.

TerreStar Corporation

By:
Title:

TerreStar 1.4 Holdings LLC

By:
Title:

One Dot Four Corp.

By:
Title:

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Schedule I: FCC Licenses

Call Sign	Service	Market#	Block	Market Name	Frequencies (MHz)	Expiration Date
WQGU891	BA	MEA001	-	Boston	1390-1392	4/23/2017
WQGU892	BA	MEA002	-	New York City	1390-1392	4/23/2017
WQGU893	BA	MEA003	-	Buffalo	1390-1392	4/23/2017
WQGU894	BA	MEA004	-	Philadelphia	1390-1392	4/23/2017
WQGU895	BA	MEA005	-	Washington	1390-1392	4/23/2017
WQGU896	BA	MEA006	-	Richmond	1390-1392	4/23/2017
WQGU897	BA	MEA007	-	Charlotte-Greensboro-Greenville	1390-1392	4/23/2017
WQGU898	BA	MEA008	-	Atlanta	1390-1392	4/23/2017
WQGU899	BA	MEA009	-	Jacksonville	1390-1392	4/23/2017
WQGU900	BA	MEA010	-	Tampa-St. Petersburg-Orlando	1390-1392	4/23/2017
WQGU901	BA	MEA011	-	Miami	1390-1392	4/23/2017
WQGU902	BA	MEA012	-	Pittsburgh	1390-1392	4/23/2017
WQGU903	BA	MEA013	-	Cincinnati-Dayton	1390-1392	4/23/2017
WQGU904	BA	MEA014	-	Columbus	1390-1392	4/23/2017
WQGU905	BA	MEA022	-	Knoxville	1390-1392	4/23/2017
WQGU906	BA	MEA023	-	Louisville-Lexington-Evansville	1390-1392	4/23/2017
WQGU907	BA	MEA024	-	Birmingham	1390-1392	4/23/2017
WQGU908	BA	MEA025	-	Nashville	1390-1392	4/23/2017
WQGU909	BA	MEA026	-	Memphis-Jackson	1390-1392	4/23/2017
WQGU910	BA	MEA027	-	New Orleans-Baton Rouge	1390-1392	4/23/2017
WQGU911	BA	MEA030	-	St. Louis	1390-1392	4/23/2017
WQGU912	BA	MEA050	-	Puerto Rico	1390-1392	4/23/2017
WQGU913	BA	MEA052	-	Gulf of Mexico	1390-1392	4/23/2017
WQGU885	BB	EAG001	A	Northeast	1392-1393.5; 1432-1433.5	4/23/2017
WQGU886	BB	EAG001	B	Northeast	1393.5-1395; 1433.5-1435	4/23/2017
WQGU887	BB	EAG002	A	Mid-Atlantic	1392-1393.5; 1432-1433.5	4/23/2017
WQGU888	BB	EAG002	B	Mid-Atlantic	1393.5-1395; 1433.5-1435	4/23/2017
WQGU889	BB	EAG003	A	Southeast	1392-1393.5; 1432-1433.5	4/23/2017
WQGU890	BB	EAG003	B	Southeast	1393.5-1395; 1433.5-1435	4/23/2017
WQGU920	BA	MEA015	-	Cleveland	1390-1392	4/23/2017
WQGU921	BA	MEA016	-	Detroit	1390-1392	4/23/2017
WQGU922	BA	MEA017	-	Milwaukee	1390-1392	4/23/2017
WQGU923	BA	MEA018	-	Chicago	1390-1392	4/23/2017
WQGU924	BA	MEA019	-	Indianapolis	1390-1392	4/23/2017
WQGU925	BA	MEA020	-	Minneapolis-St. Paul	1390-1392	4/23/2017
WQGU926	BA	MEA021	-	Des Moines-Quad Cities	1390-1392	4/23/2017
WQGU927	BA	MEA028	-	Little Rock	1390-1392	4/23/2017
WQGU928	BA	MEA029	-	Kansas City	1390-1392	4/23/2017
WQGU929	BA	MEA031	-	Houston	1390-1392	4/23/2017
WQGU930	BA	MEA032	-	Dallas-Fort Worth	1390-1392	4/23/2017
WQGU931	BA	MEA033	-	Denver	1390-1392	4/23/2017
WQGU932	BA	MEA034	-	Omaha	1390-1392	4/23/2017
WQGU933	BA	MEA035	-	Wichita	1390-1392	4/23/2017
WQGU934	BA	MEA036	-	Tulsa	1390-1392	4/23/2017
WQGU935	BA	MEA037	-	Oklahoma City	1390-1392	4/23/2017

Call Sign	Service	Market#	Block	Market Name	Frequencies (MHz)	Expiration Date
WQGU936	BA	MEA038	-	San Antonio	1390-1392	4/23/2017
WQGU937	BA	MEA039	-	El Paso-Albuquerque	1390-1392	4/23/2017
WQGU938	BA	MEA040	-	Phoenix	1390-1392	4/23/2017
WQGU939	BA	MEA041	-	Spokane-Billings	1390-1392	4/23/2017
WQGU940	BA	MEA042	-	Salt Lake City	1390-1392	4/23/2017
WQGU941	BA	MEA043	-	San Francisco-Oakland-San Jose	1390-1392	4/23/2017
WQGU942	BA	MEA044	-	Los Angeles-San Diego	1390-1392	4/23/2017
WQGU943	BA	MEA045	-	Portland	1390-1392	4/23/2017
WQGU944	BA	MEA046	-	Seattle	1390-1392	4/23/2017
WQGU945	BA	MEA047	-	Alaska	1390-1392	4/23/2017
WQGU946	BA	MEA048	-	Hawaii	1390-1392	4/23/2017
WQGU947	BA	MEA049	-	Guam and the Northern Mariana	1390-1392	4/23/2017
WQGU948	BA	MEA051	-	American Samoa	1390-1392	4/23/2017
WQGU914	BB	EAG004	A	Great Lakes	1392-1393.5; 1432-1433.5	4/23/2017
WQGU915	BB	EAG004	B	Great Lakes	1393.5-1395; 1433.5-1435	4/23/2017
WQGU916	BB	EAG005	A	Central/Mountain	1392-1393.5; 1432-1433.5	4/23/2017
WQGU917	BB	EAG005	B	Central/Mountain	1393.5-1395; 1433.5-1435	4/23/2017
WQGU918	BB	EAG006	A	Pacific	1392-1393.5; 1432-1433.5	4/23/2017
WQGU919	BB	EAG006	B	Pacific	1393.5-1395; 1433.5-1435	4/23/2017

Schedule II: Leased Spectrum

Call Sign	Service	Market#	Block	Market Name	Leased Frequencies	Leased Areas
WQGU891	BA	MEA001	-	Boston	All Frequencies	Entire Market
WQGU892	BA	MEA002	-	New York City	All Frequencies	Entire Market
WQGU893	BA	MEA003	-	Buffalo	All Frequencies	Entire Market
WQGU894	BA	MEA004	-	Philadelphia	All Frequencies	Entire Market
WQGU895	BA	MEA005	-	Washington	All Frequencies	Entire Market
WQGU896	BA	MEA006	-	Richmond	All Frequencies	Entire Market
WQGU897	BA	MEA007	-	Charlotte-Greensboro-Greenville	All Frequencies	Entire Market
WQGU898	BA	MEA008	-	Atlanta	All Frequencies	Entire Market
WQGU899	BA	MEA009	-	Jacksonville	All Frequencies	Entire Market
WQGU900	BA	MEA010	-	Tampa-St. Petersburg-Orlando	All Frequencies	Entire Market
WQGU901	BA	MEA011	-	Miami	All Frequencies	Entire Market
WQGU902	BA	MEA012	-	Pittsburgh	All Frequencies	Entire Market
WQGU903	BA	MEA013	-	Cincinnati-Dayton	All Frequencies	Entire Market
WQGU904	BA	MEA014	-	Columbus	All Frequencies	Entire Market
WQGU905	BA	MEA022	-	Knoxville	All Frequencies	Entire Market
WQGU906	BA	MEA023	-	Louisville-Lexington-Evansville	All Frequencies	Entire Market
WQGU907	BA	MEA024	-	Birmingham	All Frequencies	Entire Market
WQGU908	BA	MEA025	-	Nashville	All Frequencies	Entire Market
WQGU909	BA	MEA026	-	Memphis-Jackson	All Frequencies	Entire Market
WQGU910	BA	MEA027	-	New Orleans-Baton Rouge	All Frequencies	Entire Market
WQGU911	BA	MEA030	-	St. Louis	All Frequencies	Entire Market
WQGU912	BA	MEA050	-	Puerto Rico	All Frequencies	Entire Market
WQGU913	BA	MEA052	-	Gulf of Mexico	All Frequencies	Entire Market
WQGU885	BB	EAG001	A	Northeast	All Frequencies	Entire Market
WQGU886	BB	EAG001	B	Northeast	All Frequencies	Entire Market
WQGU887	BB	EAG002	A	Mid-Atlantic	All Frequencies	Entire Market
WQGU888	BB	EAG002	B	Mid-Atlantic	All Frequencies	Entire Market
WQGU889	BB	EAG003	A	Southeast	All Frequencies	Entire Market
WQGU890	BB	EAG003	B	Southeast	All Frequencies	Entire Market
WQGU920	BA	MEA015	-	Cleveland	All Frequencies	Entire Market
WQGU921	BA	MEA016	-	Detroit	All Frequencies	Entire Market
WQGU922	BA	MEA017	-	Milwaukee	All Frequencies	Entire Market
WQGU923	BA	MEA018	-	Chicago	All Frequencies	Entire Market
WQGU924	BA	MEA019	-	Indianapolis	All Frequencies	Entire Market
WQGU925	BA	MEA020	-	Minneapolis-St. Paul	All Frequencies	Entire Market
WQGU926	BA	MEA021	-	Des Moines-Quad Cities	All Frequencies	Entire Market
WQGU927	BA	MEA028	-	Little Rock	All Frequencies	Entire Market
WQGU928	BA	MEA029	-	Kansas City	All Frequencies	Entire Market
WQGU929	BA	MEA031	-	Houston	All Frequencies	Entire Market
WQGU930	BA	MEA032	-	Dallas-Fort Worth	All Frequencies	Entire Market
WQGU931	BA	MEA033	-	Denver	All Frequencies	Entire Market
WQGU932	BA	MEA034	-	Omaha	All Frequencies	Entire Market
WQGU933	BA	MEA035	-	Wichita	All Frequencies	Entire Market
WQGU934	BA	MEA036	-	Tulsa	All Frequencies	Entire Market
WQGU935	BA	MEA037	-	Oklahoma City	All Frequencies	Entire Market
WQGU936	BA	MEA038	-	San Antonio	All Frequencies	Entire Market

Call Sign	Service	Market#	Block	Market Name	Leased Frequencies	Leased Areas
WQGU937	BA	MEA039	-	El Paso-Albuquerque	All Frequencies	Entire Market
WQGU938	BA	MEA040	-	Phoenix	All Frequencies	Entire Market
WQGU939	BA	MEA041	-	Spokane-Billings	All Frequencies	Entire Market
WQGU940	BA	MEA042	-	Salt Lake City	All Frequencies	Entire Market
WQGU941	BA	MEA043	-	San Francisco-Oakland-San Jose	All Frequencies	Entire Market
WQGU942	BA	MEA044	-	Los Angeles-San Diego	All Frequencies	Entire Market
WQGU943	BA	MEA045	-	Portland	All Frequencies	Entire Market
WQGU944	BA	MEA046	-	Seattle	All Frequencies	Entire Market
WQGU945	BA	MEA047	-	Alaska	All Frequencies	Entire Market
WQGU946	BA	MEA048	-	Hawaii	All Frequencies	Entire Market
WQGU947	BA	MEA049	-	Guam and the Northern Mariana	All Frequencies	Entire Market
WQGU948	BA	MEA051	-	American Samoa	All Frequencies	Entire Market
WQGU914	BB	EAG004	A	Great Lakes	All Frequencies	Entire Market
WQGU915	BB	EAG004	B	Great Lakes	All Frequencies	Entire Market
WQGU916	BB	EAG005	A	Central/Mountain	All Frequencies	Entire Market
WQGU917	BB	EAG005	B	Central/Mountain	All Frequencies	Entire Market
WQGU918	BB	EAG006	A	Pacific	All Frequencies	Entire Market
WQGU919	BB	EAG006	B	Pacific	All Frequencies	Entire Market

SCHEDULE III [***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit A

Lessor Certificate of Formation and Limited Liability Agreement